Exhibit 10.1

MIDWESTONE FINANCIAL GROUP, INC.

EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST

(Restated as of January 1, 2006)

TABLE OF CONTENTS

ARTICLE I
NAME AND PURPOSE OF PLAN	1

ARTICLE II
STATEMENT OF TRUST	2

ARTICLE III
DEFINITIONS	2

ARTICLE IV
EMPLOYEE PARTICIPANTS	11
4.1 ELIGIBILITY	11
4.2 YEAR OF SERVICE - PARTICIPATION	11
4.3 PARTICIPATION UPON RE-EMPLOYMENT	11

ARTICLE V
COMPANY CONTRIBUTIONS	12

Part 1. Amount of Company Contributions and Plan Allocations: Sections 5.1 through 5.6	12
5.1 COMPANY CONTRIBUTIONS	12
a. Amount	12
b. Form of Contribution	12
c. Time of Payment of Contribution	12
d. Return of Contribution	12
5.2 PARTICIPANT CONTRIBUTIONS	13
5.3 PARTICIPANT ROLLOVER CONTRIBUTIONS	13
5.4 CONTRIBUTION ALLOCATION	13
5.5 FORFEITURE ALLOCATION	13
5.6 ALLOCATION CONDITIONS	13
a. Hours of Service Requirement	13
b. Employment Requirement	14
c. Suspension of Allocation Requirements	14

Part 2. Limitations on Allocations: Sections 5.7 through 5.10	15
5.7 LIMITATIONS ON ALLOCATIONS TO PARTICIPANTS’ ACCOUNTS	15
a. Estimation of Compensation	15
b. More Than One Plan	15
c. Disposition of Excess Amount	16

i

d. Defined Benefit Plan Limitation	16
5.8 DEFINITIONS - ARTICLE V	17

ARTICLE VI	18
SEPARATION FROM SERVICE - PARTICIPANT VESTING
6.1 NORMAL RETIREMENT AGE	18
6.2 VESTING SCHEDULE	19
a. Vesting in Account-Generally	19
b. Vesting in Account in Top Heavy Years	20
c. Special Vesting Schedule	20
6.3 CASH-OUT DISTRIBUTIONS TO PARTIALLY-VESTED PARTICIPANTS/RESTORATION OF FORFEITED ACCOUNT BALANCE	20
a. Restoration and Conditions Upon Restoration	21
b. Time and Method of Restoration	21
c. 0 Percent Vested Participant	22
6.4 ACCOUNTING FOR REPAID AMOUNT	22
6.5 YEAR OF SERVICE - VESTING	22
6.6 BREAK IN SERVICE - VESTING	22
6.7 INCLUDED YEARS OF SERVICE - VESTING	23
6.8 FORFEITURE OCCURS	23
6.9 AMENDMENT TO VESTING SCHEDULE	24
6.10 PUT OPTIONS ON DISTRIBUTED COMPANY STOCK	24

ARTICLE VII	25
TIME AND METHOD OF PAYMENT OF BENEFITS
7.1 PAYMENT OF ACCOUNT BALANCE	25
7.2 DISTRIBUTION UPON SEPARATION FROM SERVICE FOR ANY REASON OTHER THAN DEATH	25
a. Participant’s Vested Account Balance Not Exceeding $1,000	25
b. Participant’s Vested Account Balance Exceeds $1,000	25
c. Disability	26
d. Benefit Notice	26
e. Consent Requirement	26
f. Determination of Vested Account Balance	26
g. Consent to Cash-Out/Forfeiture	26
h. Return to Employment	27
7.3 DISTRIBUTION UPON DEATH OF THE PARTICIPANT	27
7.4 METHOD OF DISTRIBUTION OF VESTED ACCOUNT BALANCE	27
a. Distributions of Company Stock	27
b. Election to Receive Company Stock	27

7.5 DEFERRED DISTRIBUTIONS	27
7.6 REQUIRED BEGINNING DATE	28
7.7 MINIMUM DISTRIBUTION REQUIREMENTS	28
7.8 ANNUITY DISTRIBUTIONS TO PARTICIPANTS AND SURVIVING SPOUSES	28
7.9 SPECIAL DISTRIBUTION AND PAYMENT REQUIREMENTS	28
7.10 DIRECT ROLLOVER OF ELIGIBLE ROLLOVER DISTRIBUTIONS	29
a. Participant Election	29
b. Rollover and Withholding Notice	29
c. Default Rollover	30
d. Definitions	30
(1) Eligible Rollover Distribution	30
(2) Eligible Retirement Plan	30
(3) Distributee	31
(4) Direct Rollover	31
(5) Mandatory Distribution	31
7.11 DISTRIBUTIONS UNDER DOMESTIC RELATIONS ORDERS	31
7.12 DISTRIBUTION BEFORE SEPARATION FROM SERVICE AFTER ATTAINING AGE 62	32

ARTICLE VIII
COMPANY ADMINISTRATIVE PROVISIONS	32
8.1 INFORMATION TO COMMITTEE	32
8.2 NO LIABILITY	33
8.3 INDEMNITY OF COMMITTEE	33

ARTICLE IX
PARTICIPANT ADMINISTRATIVE PROVISIONS	33
9.1 BENEFICIARY DESIGNATION	33
9.2 NO BENEFICIARY DESIGNATION	33
9.3 PERSONAL DATA TO COMMITTEE	34
9.4 ADDRESS FOR NOTIFICATION	34
9.5 ASSIGNMENT OR ALIENATION	34
9.6 NOTICE OF CHANGE IN TERMS	34
9.7 LITIGATION AGAINST THE TRUST	35
9.8 INFORMATION AVAILABLE	35
9.9 APPEAL PROCEDURE FOR DENIAL OF BENEFITS	35
9.10 PARTICIPANT DIRECTION OF INVESTMENT	36

ARTICLE X
THE COMMITTEE	37
10.1 GENERAL	37

10.2 COMPENSATION AND EXPENSES	37
10.3 POWERS	37
10.4 AVAILABILITY OF PLAN DOCUMENTS	39
10.5 LIMITATION OF LIABILITY	39
10.6 FUNDING POLICY	39
10.7 MANNER OF ACTION	39
10.8 AUTHORIZED REPRESENTATIVE	39
10.9 INTERESTED MEMBER	40
10.10 INDIVIDUAL ACCOUNTS	40
10.11 VALUE OF PARTICIPANT'S ACCOUNT BALANCE	40
10.12 ALLOCATION AND DISTRIBUTION OF NET INCOME AND GAIN OR LOSS TO PARTICIPANTS’ ACCOUNTS	40
a. Company Stock Account	40
b. General Investments Account	41
c. Dividends on Company Stock	41
d. Segregated Investment Accounts e. Additional Rules	42
42
f. Allocation Restriction	42
10.13 INDIVIDUAL STATEMENT	43
10.14 ACCOUNT CHARGED	43
10.15 LOST PARTICIPANTS	43
a. Attempt to Locate	43
b. Failure to Locate	43
c. Nonexclusivity and Uniformity	43
10.16 PLAN CORRECTION	44
10.17 NO RESPONSIBILITY FOR OTHERS	44

ARTICLE XI
TRUSTEE POWERS AND DUTIES	44
11.1 ACCEPTANCE	44
11.2 RECEIPT OF CONTRIBUTIONS	44
11.3 TRUSTEE’S INVESTMENT	45
11.4 RECORDS AND STATEMENTS	51
11.5 FEES AND EXPENSES FROM FUND	51
11.6 PARTIES TO LITIGATION	51
11.7 PROFESSIONAL AGENTS	51
11.8 DISTRIBUTION OF TRUST FUND	51
11.9 DISTRIBUTION DIRECTIONS	51
11.10 THIRD PARTY	52
11.11 RESIGNATION	52
11.12 REMOVAL	52
11.13 INTERIM DUTIES AND SUCCESSOR TRUSTEE	52
11.14 VALUATION OF TRUST	52

11.15 LIMITATION ON LIABILITY - IF INVESTMENT MANAGER APPOINTED	52
11.16 PARTICIPANT VOTING RIGHTS - Company Stock	53
a. Tenders For Company Stock	53
b. Voting Company Stock; Options and Other Rights	56
(a) Company Stock in Accounts	57
(b) Company Stock in the Exempt Loan Suspense Account and other Unallocated Company Stock	57
11.17 COMMITTEE DIRECTIONS	60
11.18 PROTECTION OF THE TRUSTEE	61

ARTICLE XII
TOP-HEAVY PROVISIONS	61
12.1 DETERMINATION OF TOP HEAVY STATUS	61
12.2 DEFINITIONS	62
12.3 TOP HEAVY MINIMUM ALLOCATION	63
12.4 DETERMINING TOP-HEAVY CONTRIBUTION RATES	64
12.5 SATISFACTION OF TOP-HEAVY MINIMUM	64

ARTICLE 13
EXCLUSIVE BENEFIT, AMENDMENT, TERMINATION	65
13.1 EXCLUSIVE BENEFIT	65
13.2 AMENDMENT BY COMPANY	65
13.3 DISCONTINUANCE	66
13.4 FULL VESTING ON TERMINATION	66
13.5 MERGER/DIRECT TRANSFER	66
13.6 TERMINATION	67

ARTICLE XIV
MISCELLANEOUS	68
14.1 EVIDENCE 14.2 NO RESPONSIBILITY FOR COMPANY ACTION	68
68
14.3 FIDUCIARIES NOT INSURERS	68
14.4 WAIVER OF NOTICE	68
14.5 SUCCESSORS	69
14.6 STATE LAW	69
14.7 EMPLOYMENT NOT GUARANTEED	69

v

MIDWESTONE FINANCIAL GROUP, INC.

EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST

MidWestOne Financial Group, Inc., an Iowa corporation with its principal place of business in Oskaloosa, Iowa (the “Company”), and MidWestOne Bank, N.A., an Iowa corporation with its principal place of business in Oskaloosa, Iowa, as trustee (the “Trustee”).

WITNESSETH:

MidWestOne Financial Group, Inc. continues, with this Agreement, a Plan and Trust for the administration and distribution of contributions made by the Company for the purpose of providing retirement benefits for eligible Employees. This Plan is an amended Plan, in restated form, the original Plan being established on December 31, 1985. The provisions of this Plan, as amended and restated, apply solely to an Employee whose employment with the Company terminates on or after the restated Effective Date of the Plan. If an Employee’s employment with the Company terminates prior to the restated Effective Date, that Employee is entitled to benefits under the Plan and Trust as the Plan and Trust existed on the date of the Employee’s termination of employment.

Now, therefore, in consideration of their mutual covenants, the Company and the Trustee agree as follows:

ARTICLE I

NAME AND PURPOSE OF PLAN

This Plan shall be known as the MIDWESTONE FINANCIAL GROUP, INC. EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST.

This Plan is established by the Company, as an employee stock ownership plan within the meaning of Code § 4975(e), to create a uniform retirement program covering all eligible Employees of the Company. The intent of this Plan is to help each Participant build an estate to provide financial security for the Participant and his or her family when his or her working career ends. Because the value of each Account depends on the overall prosperity of the Company, this Plan should give each Participant an incentive to increase Company profits and make his or her career more rewarding. The Plan is designed to invest primarily in Company securities.

This Plan provides benefits which are in addition to any benefits under any other retirement plans of the Company which are currently in effect.

This Plan is administered by a Committee on an annual basis ending each December 31. All Company contributions are paid to the Trustee and, together with all income received, are held by the Trustee in the Trust and administered for the exclusive benefit of Participants and their Beneficiaries, pursuant to the Plan and the Trust.

ARTICLE II

STATEMENT OF TRUST

All funds and property contributed to the Trustee hereunder shall be held and administered by the Trustee, in trust, in accordance with the terms and conditions set forth in this Agreement. The Plan and Trust are intended to meet the requirements of Code § 401 (a) and ERISA and are designed to invest primarily in Company Stock.

The Trustee hereby agrees that it will hold the Trust Fund, all moneys or property contributed, transferred or assigned to it as Trustee and all earnings and enhancement in value of the Trust Fund for the uses and purposes, and subject to the terms and conditions, of the Plan and the Trust.

ARTICLE III

DEFINITIONS

In this Agreement, unless the context clearly implies otherwise, the singular includes the plural, the masculine includes the feminine, and the capitalized words and phrases shall have the following meanings:

3.1 “Account(s)” means an individual account maintained to record a Participant’s interest in the Trust Fund attributable to the Company’s contributions, Forfeitures and gains or losses, if any, under this Plan.

3.2 “Account Balance” means the Participant’s Plan Benefit.

3.3 “Accounting Date” means the last day of the Plan Year. Unless otherwise specified in the Plan, the Plan Administrator will make all Plan allocations for a particular Plan Year as of the Accounting Date of that Plan Year.

3.4 “Beneficiary” (or “Beneficiaries”) means a person designated by a Participant who is or may become entitled to a benefit under the Plan upon a Participant’s death. A Beneficiary who becomes entitled to a benefit under this Plan remains a Beneficiary under this Plan until the Trustee has fully distributed his or her benefit to him or her. The Beneficiary’s right to (and the Plan Administrator’s or the Committee’s duty to provide to the Beneficiary) information or data concerning the Plan does not arise until he or she first becomes entitled to receive a benefit under this Plan.

3.5 “Break in Service or One Year Break in Service” means a Plan Year in which an Employee does not complete more than 500 Hours of Service with the Company.

3.6 “Code” means the Internal Revenue Code of 1986, as amended from time to time.

3.7 “Committee” means the committee appointed pursuant to the provisions of the Plan by the Board of Directors of the Company to administer the Plan and give instructions to the Trustee.

3.8 “Company” means MidWestOne Financial Group, Inc. (f/k/a Mahaska Investment Company), any corporation adopting the Plan pursuant to the provisions of this Section 3.8 (the “Adopting Corporation”) and any corporation which succeeds to all or part of the business of MidWestOne Financial Group, Inc. or of an Adopting Corporation by merger, consolidation, transfer of stock or transfer of assets or by any other method, if such corporation agrees in writing to adopt the Plan and be bound by and subject to the provisions of this Agreement.

Any corporation which together with the Company is a member of a controlled group of corporations within the meaning of Code § 1563(a) determined without regard to Code §§1563(a)(4) and (e)(3)(c), with the consent of MidWestOne Financial Group, Inc., may adopt the Plan by written resolution of its Board of Directors. From and after the effective date of such resolution, such corporation shall for all purposes hereunder be included within the meaning of the word “Company.” Only MidWestOne Financial Group, Inc. shall be deemed to be the “Company,” however, for purposes of appointing the Committee, replacing the Trustee and amending, restating, merging or terminating this Plan.

3.9 “Company Stock” means securities issued by the Company, or by a corporation which is a member of the same controlled group of corporations, which satisfy the definition of “qualifying employer securities” in Code §4975(e)(8).

3.10 “Compensation” means a Participant’s W-2 wages for federal income tax withholding purposes, as defined under Code § 3401(a), plus all other payments to an Employee in the course of the Company’s trade or business, for which the Company must furnish the Employee a written statement under Code §§6041, 6051 and 6052, disregarding any rules limiting the remuneration included as wages under this definition based on the nature or location of the employment or service performed.

The following paragraphs a., b., c. and d. apply to the definition of Compensation:

a. Elective Contributions. “Elective Contributions” are amounts excludible from the Employee’s gross income under Code §§ 125, 132(f)(4), 402(e)(3), 402(h)(2), 403(b), 408(p) or 457, and contributed by the Company, at the Employee’s election, to a cafeteria plan, a qualified transportation fringe benefit plan, a 401(k) arrangement, a SARSEP, a tax-sheltered annuity, a SIMPLE plan or a Code § 457 plan.

b. Compensation Dollar Limitation. For any Plan Year beginning prior to January 1, 2002, the Plan Administrator cannot take into account more than $150,000 (or such larger or smaller amount as the Commissioner of Internal Revenue may prescribe) of any Participant’s Compensation. For any Plan Year beginning after December 31, 2001, the Plan Administrator cannot take into account more than $200,000 (as adjusted for cost of living increases in accordance with Code § 401(a)(17)(B)) of any Participant’s Compensation.

c. Nondiscrimination. For purposes of determining whether the Plan discriminates in favor of Highly Compensated Employees, Compensation means Compensation as defined in this Section 3.9, except the Company annually may elect operationally to include or to exclude Elective Contributions. In applying the immediately preceding sentence, the Company must be consistent and uniform with respect to all Employees and all plans of the Company for any particular Plan Year. The Company may elect to exclude from this nondiscrimination definition of Compensation any items of Compensation excludible under Code §414(s) and the applicable Treasury regulations, provided such adjusted definition conforms to the nondiscrimination requirements of those regulations.

d. Other Rules. Any reference in this Plan to Compensation is a reference to the definition in this Section 3.10, unless the Plan reference specifies a modification to this definition. The Plan Administrator will take into account only Compensation actually paid for the relevant period. The term “Compensation” does not include (1) Company contributions to a plan of deferred compensation to the extent the contributions are not included in the gross income of the Employee for the taxable year in which contributed, on behalf of an Employee to a Simplified Employee Pension Plan to the extent such contributions are excludible from the Employee’s gross income, and any distributions from a plan of deferred compensation, regardless of whether such amounts are includible in the gross income of the Employee when distributed; (2) amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by an Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture; (3) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; (4) other amounts which receive special tax benefits, such as premiums for group term life insurance (but only to the extent that the premiums are not includible in the gross income of the Employee); or (5) reimbursements or other expense allowances, fringe benefits (cash and noncash), moving expenses, deferred compensation, and welfare benefits. However, Compensation includes Elective Contributions made by the Company on the Employee’s behalf. A Compensation payment includes Compensation paid by the Company to an Employee through another person under the common paymaster provisions of Code §§3121(s) and 3306(p).

3.11 “Disability” means the Participant, because of a physical or mental disability, will be unable to perform the duties of his or her customary position of employment (or is unable to engage in any substantial gainful activity) for an indefinite period which the Plan Administrator considers will be of long continued duration. A Participant also is disabled if he or she incurs the permanent loss or loss of use of a member or function of the body, or is permanently disfigured, and incurs a Separation from Service. The Plan considers a Participant disabled on the date the Plan Administrator determines the Participant satisfies the definition of disability. The Plan

Administrator may require a Participant to submit to a physical examination in order to confirm the disability. The Plan Administrator will apply the provisions of this Section 3.11 in a nondiscriminatory, consistent and uniform manner.

3.12 “Disqualified Person” has the same meaning ascribed to that term under Code § 4975(e)(2).

3.13 “Effective Date” of this Plan, as restated during the 2006 Plan Year, is generally January 1, 2006, except for the retroactive effective dates required by the Uruguay Round Agreements Act, the Uniformed Services Employment and Re-employment Rights Act of 1994, the Small Business Job Protection Act of 1996, the Taxpayer Relief Act of 1997 and the Internal Revenue Service Restructuring and Reform Act of 1998 or any final Treasury regulations published and effective since the most recent effective date of this Plan, and except as otherwise stated in this Plan. Further, to the extent the Plan was operated according to an effective date earlier than is required by law, then such date shall be the Effective Date.

3.14 “Employee” means any individual employed by the Company. The term “Employee” shall include any such individual so employed who is on a leave of absence granted by the Company. Employee shall not include individuals who are nonresident aliens (unless such individuals are permitted to participate per a resolution of the Board of Directors of the corporation by which they are employed) who received no earned income from the Company which constitutes income from sources within the United States.

3.15 “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

3.16 “Exempt Loan” means a loan made to this Plan by a Disqualified Person, or a loan to this Plan which a Disqualified Person guarantees, provided the loan satisfies the requirements of Treas. Reg. § 54.4975-7(b).

3.17 “Fair Market Value” means, in the case of shares of Company Stock that are not readily tradable on an established securities market and which are otherwise subject to the appraisal requirement of Code § 401(a)(28)(C), the valuation determined by an independent appraiser meeting requirements similar to those prescribed by Treasury regulations under Code § 170(a)(1) selected by the Committee. In all other cases, the term shall mean the value determined in good faith by the Committee based upon reported sales or quotations. If no sale or sales of such on a recognized exchange were reported on the relevant date, or if, in the Committee’s opinion, the quotation or last report of sale, if any, does not reflect Fair Market Value, then the Committee shall in good faith determine such Fair Market Value on the basis of such evidence, data and all other relevant factors or information, including by appraisal, as shall be pertinent, reliable and equitable, and its judgment with respect thereto shall be conclusive upon all persons. If the stock is traded on the over-the-counter market, the Committee shall determine the Fair Market Value of the Company Stock based on the closing price for the Accounting Date or such other date of valuation under the Plan. In the case of a transaction between the Plan and a Disqualified Person (as defined in Internal Revenue Code Regulations), Fair Market Value must be determined as of the date of the transaction. For all other purposes, Fair Market Value must be determined as of the most recent valuation date under the Plan.

3.18 “Forfeitures” means any portion of an Account of a Participant which is not vested upon termination of employment. Forfeitures shall be allocated as provided in Section 5.5 on the Accounting Date next following the date on which the Participant incurs a Break in Service.

3.19 “Highly Compensated Employee” means an Employee:

a. who, during the Plan Year or during the preceding Plan Year, is a 5 percent or more owner of the Company (applying the constructive ownership rules of Code § 318, and applying the principles of Code § 318 for an unincorporated entity); or

b. who, during the preceding Plan Year, had Compensation from the Company in excess of $80,000 (as adjusted by the Commissioner of Internal Revenue for the relevant year pursuant to Code § 415(d)).

For purposes of this Section 3.19, “Compensation” means Compensation as defined in Section 3.10, except Compensation specifically excludes Elective Contributions. The Plan Administrator must make the determination of who is a Highly Compensated Employee consistent with Code § 414(q) and the Treasury regulations issued under that Code section. For purposes of this Section 3.19, the term “preceding Plan Year” means the 12-consecutive month period immediately preceding the current Plan Year.

3.20 “Hour of Service” means:

a. each Hour of Service for which the Company, either directly or indirectly, pays an Employee, or for which the Employee is entitled to payment, for the performance of duties. The Plan Administrator credits Hours of Service under this paragraph a. to the Employee for the computation period in which the Employee performs the duties, irrespective of when paid;

b. each Hour of Service for back pay, irrespective of mitigation of damages, to which the Company has agreed or for which the Employee has received an award. The Plan Administrator credits Hours of Service under this paragraph (b) to the Employee for the computation period(s) to which the award or the agreement pertains rather than the computation period in which the award, agreement or payment is made, subject to the provisions of Regulation 29 CFR Sec. 2530.200b-2, which the Plan, by this reference, specifically incorporates in full within this paragraph b; and

c. each Hour of Service for which the Company, either directly or indirectly, pays an Employee, or for which the Employee is entitled to payment (irrespective of whether the employment relationship is terminated), for reasons other than for the performance of duties during a computation period, such as leave of absence, vacation, holiday, sick leave, illness, incapacity (including disability), lay off, jury duty or military duty. The Plan Administrator will credit no more than five hundred one (501) Hours of Service under this paragraph c. to an Employee on account of any single continuous period during which the Employee does not perform any duties (whether or not such period occurs during a single computation period. The Plan Administrator credits Hours of Service under this paragraph c. in accordance with the rules of paragraphs b. and c. of Labor Reg. § 2530.200b-2, which the Plan, by this reference, specifically incorporates in full within this paragraph c.

The Plan Administrator will not credit an Hour of Service under more than one (1) of the above paragraphs. A computation period for purposes of this Section 3.20 is the Plan Year, Year of Service period, Break in Service period or other period, as determined under the Plan provision for which the Plan Administrator is measuring an Employee’s Hours of Service. Further, the Company may round up Hours of Service at the end of a Plan Year or more frequently. If any questions shall arise as to determining an Hour of Service, the Plan Administrator shall make a determination by using any Department of Labor regulations that are then in effect. The Plan Administrator will resolve any ambiguity with respect to the crediting of an Hour of Service in favor of the Employee.

(1) Method of Crediting Hours of Service. The Company will credit an Employee with Hours of Service on the basis of the “actual” method. For purposes of this Plan, “actual” method means the determination of Hours of Service from records of hours worked and hours for which the Company makes payment or for which payment is due from the Company. Alternatively, Hours of Service for salaried Employees shall be computed on the basis of days of employment; and each salaried Employee shall be credited with 10 hours of service for each day for which the salaried Employee would be required to be credited with at least one Hour Of Service under the method used for computing Hours Of Service for hourly-paid Employees.

(2) Maternity/Paternity Leave; Family and Medical Leave Act. Solely for purposes of determining whether the Employee incurs a Break in Service under any provision of this Plan, the Plan Administrator will credit Hours of Service during an Employee’s unpaid absence period due to maternity or paternity leave. The Committee considers an Employee on maternity or paternity leave if the Employee’s absence is due to the Employee’s pregnancy, the birth of the Employee’s child, the placement with the Employee of an adopted child, or the care of the Employee’s child immediately following the child’s birth or placement. The Plan Administrator credits Hours of Service under this paragraph on the basis of the number of Hours of Service the Employee would receive if he or she were paid during the absence period or, if the Plan Administrator cannot determine the number of Hours of Service the Employee would receive, on the basis of eight (8) hours per day during the absence period. The Plan Administrator will credit only the number of Hours of Service (up to 501 Hours of Service) necessary to prevent an Employee’s Break in Service. The Plan Administrator credits all Hours of Service described in this paragraph to the computation period in which the absence period begins or, if the Employee does not need these Hours of Service to prevent a Break in Service in the computation period in which is absence period begins, the Plan Administrator credits these Hours of Service to the immediately following computation period.

(3) Qualified Military Service. Hour of Service also includes any Service the Plan must credit in order to satisfy the crediting of Service requirements of Code § 414(u).

(4) Absence occasioned by military service or other authorized leaves of absence shall not be deemed an interruption of Service. An Employee who fails to return to the Service of the Company after completion of military service or other authorized leave of absence shall be deemed to have terminated his Service on the date such military service ended or other authorized leave of absence expired. All leaves of absence shall be granted in a non-discriminatory manner.

3.21 “Leased Employee” means an Employee of the Company subject to the provisions of this Section 3.19. A Leased Employee is an individual (who otherwise is not an Employee of the Company) who, pursuant to a leasing agreement between the Company and any other person, has performed services for the Company (or for the Company and any persons related to the Company within the meaning of Code § 144(a)(3)) on a substantially full time basis for at least one year and, effective for Plan Years beginning after 1996 whose services are performed under the primary direction and control of the Company within the meaning of Code § 414(n)(2). If a Leased Employee is treated as an Employee by reason of this Section 3.21, “Compensation” includes Compensation from the leasing organization which is attributable to services performed for the Company.

a. Safe Harbor Plan Exception. The Plan does not treat a Leased Employee as an Employee if the leasing organization covers the employee in a safe harbor plan and, prior to application of this safe harbor plan exception, 20 percent or less of the Company’s Employees (other than Highly Compensated Employees) are Leased Employees. A safe harbor plan is a money purchase pension plan providing immediate participation, full and immediate vesting, and a nonintegrated contribution formula equal to at least 10 percent of the employee’s compensation without regard to employment by the leasing organization on a specified date. The safe harbor plan must determine the 10 percent contribution on the basis of compensation as defined in Code § 415(c)(3) with the inclusion of elective contributions (if otherwise excludible). If a Participant is a Leased Employee covered by a plan maintained by the leasing organization, the Plan Administrator will determine the allocation of Company contributions and Forfeitures on behalf of the Participant by taking into account the Leased Employee’s allocation, if any, under the leasing organization’s plan, but only to the extent that allocation is attributable to the Leased Employee’s services performed for the Company.

b. Other Requirements. The Plan Administrator must apply this Section 3.21 in a manner consistent with Code §§ 414(n) and 414(o) and the regulations issued under those Code sections.

3.22 “Leveraged Company Stock” means Company Stock acquired by the Trust with the proceeds of an Exempt Loan and which satisfy the definition of “qualifying employer securities” under Code § 4975(e)(8).

3.23 “Limitation Year” means, for purposes of ERISA, the Plan Year.

3.24 “Named Fiduciary” means the Plan Administrator for purposes of Section 402 of ERISA. Individuals on the Committee shall have the authority to control and manage the Plan operations and administration.

3.25 “Nonhighly Compensated Employee” means any Employee who is not a Highly Compensated Employee.

3.26 “Normal Retirement Age” means the sixty-fifth (65th) birthday of the Participant.

3.27 “Participant” means any Employee who meets the eligibility requirements of Article IV.

3.28 “Plan” means the retirement plan established and continued by the Company in the form of this Agreement, designated as the “MidWestOne Financial Group, Inc. Employee Stock Ownership Plan and Trust.” The Company has designed this Plan to invest primarily in Company Stock.

3.29 “Plan Administrator” means the Committee. In addition to other duties, the Plan Administrator shall have full responsibility for compliance with the reporting and disclosure rules under ERISA as respects this Plan. The Plan Administrator is hereby designated as the agent for service of legal process.

3.30 “Plan Benefit” means the amount standing in a Participant’s Account(s) as of any date derived from Company contributions, Forfeitures and gains or losses, if any, under this Plan.

3.31 “Plan Year” means the fiscal year of the Plan, a 12-consecutive month period ending every December 31.

3.32 “Protected Benefit” means any accrued benefit described in Treas. Reg. § 1.411(d)-4, including any optional form of benefit provided under the Plan which may not (except in accordance with such Regulations) be reduced, eliminated or made subject to the Company’s discretion.

3.33 “Related Employer/Related Group” is a controlled group of corporations (as defined in Code § 414(b)), trades or businesses (whether or not incorporated) which are under common control (as defined in Code § 414(c)) or an affiliated service group (as defined in Code § 414(m) or in Code § 414(o)). If the Company is a member of a related group, the term “Company” includes the related group members for purposes of crediting Hours of Service, determining Years of Service and Breaks in Service under Articles IV and VI, applying the limitations on allocations in Part 2 of Article V, applying the top heavy rules and the minimum allocation requirements of Article XIII, the definitions of Employee, Highly Compensated Employee and Compensation, and for any other purpose required by the applicable Code section or by a Plan provision.

However, only a Company described in Section 3.8 may contribute to the Plan and only an Employee employed by a Company described in Section 3.8 is eligible to participate in this Plan. For Plan allocation purposes, “Compensation” does not include Compensation received from a Related Company not participating in this Plan.

3.34 “Separation from Service” means a separation from Service with the Company maintaining this Plan.

3.35 “Service” means any period of time the Employee is in the employ of the Company, including any period the Employee is on an unpaid leave of absence authorized by the Company under a uniform, nondiscriminatory policy applicable to all Employees. If the Company maintains the plan of a predecessor employer, the Plan treats service of the Employee with the predecessor employer as Service with the Company. If the Company does not maintain the plan of a predecessor employer, the Plan does not credit service with any predecessor employer, unless the Company identifies the predecessor employer in this Plan and specifies the purposes for which the Plan will credit service with that predecessor employer.

3.36 “Trust” means the separate Trust created under this Plan.

3.37 “Trust Fund” means all property every kind held or acquired by the Trustee under this Plan and Trust, other than incidental benefit insurance contracts, if any. This Plan creates a single Trust for all companies participating under this Plan. However, the Trustee will maintain separate records of account in order to properly reflect each Participant’s Annual Benefit derived from each participating company

3.38 “Trustee” means MidWestOne Bank (f/k/a Mahaska State Bank), of Oskaloosa, Iowa, chosen by the Company’s Board of Directors to act as Trustee hereunder, or any successor in interest to such Trustee, or any successor Trustee chosen by the Company’s Board of Directors which agrees to act hereunder in writing.

3.39 “Year of Service” Except as provided in Article V. shall means any Plan Year in which an Employee completed at least 1,000 Hours of Service with the Company.

3.40 “Vested” means a Participant or a Beneficiary has an unconditional claim, legally enforceable against the Plan, to the Participant’s Account Balance or Plan Benefit.

ARTICLE IV

EMPLOYEE PARTICIPANTS

4.1 ELIGIBILITY. Each Employee shall become a Participant in the Plan on the January first or July first coincident with or immediately following the later of the date on which the Employee attains age 18 or the date on which he or she completes one Year of Service with the Company (if he or she is still employed by the Company on that date). Each Employee who was a Participant in the Plan on the day before the Effective Date of this Restated Plan continues as a Participant in the Plan. Once an Employee becomes a Participant, he or she will remain a Participant until he or she incurs a One Year Break in Service caused by his or her termination of employment with the Company.

4.2 YEAR OF SERVICE - PARTICIPATION. For purposes of an Employee’s participation in the Plan under Section 4.1, the Plan takes into account all of the Employee’s Years of Service with the Company. “Year of Service” means an eligibility computation period during which the Employee completes not less then 1,000 Hours of Service. The initial eligibility computation period is the first 12-consecutive month period measured from the Employment Commencement Date. The Plan measures subsequent periods by reference to the Plan Year, beginning with the Plan Year which includes the first anniversary of the Employee’s Employment Commencement Date. “Employment Commencement Date” means the date on which the Employee first performance an Hour of Service for the Company.

4.3 PARTICIPATION UPON RE-EMPLOYMENT. A former Participant who incurs a Separation from Service prior to becoming vested in any portion of his or her Account, who is rehired by the Company and who has incurred five consecutive Breaks in Service shall again be required to meet the eligibility requirements of this Article IV. A former Participant who is rehired by the Company and who was partially vested or has not incurred five consecutive Breaks in Service shall become a Participant on the date of his or her re-employment.

ARTICLE V

COMPANY CONTRIBUTIONS

Part 1. Amount of Company Contributions

and Plan Allocations: Sections 5.1 through 5.6

5.1 COMPANY CONTRIBUTIONS.

a. Amount. For each Plan Year, the Company will contribute to the Trust an amount which the Company may from time to time deem advisable. Although the Company will contribute to this Plan irrespective of whether it has net profits, the Company intends the Plan to be an employee stock ownership plan for all purposes of the Code. The Company may not make a contribution to the Trust for any Plan Year to the extent the contribution would exceed the Participants’ Maximum Permissible Amounts. See Part 2 of this Article V.

b. Form of Contribution. Subject to the consent of the Trustee, the Company may make its contribution in property (including Company Stock), instead of cash, provided the contribution of property is not a prohibited transaction under the Code or ERISA. The Company may make its contribution of Company Stock at Fair Market Value determined at the time of contribution. Notwithstanding any provision in this Article V to the contrary, the Plan will provide contributions with respect to qualified military service in accordance with Code § 414(u).

c. Time of Payment of Contribution. The Company may pay its contribution for each Plan Year in one (1) or more installments without interest. The Company must, however, make its contribution to the Trustee within the time prescribed (including extensions) by the Code or applicable Treasury regulations. If the Company makes a contribution for a particular Plan Year after the close of that Plan Year, the Company will designate in writing to the Trustee the Plan Year for which the Company is making its contribution.

d. Return of Contribution. The Company contributes to the Plan on the condition its contribution is not due to a mistake of fact and the Internal Revenue Service will not disallow the deduction for its contribution. The Trustee, upon written request from the Company, must return to the Company the amount of the Company’s contribution made by the Company by mistake of fact or the amount of the Company’s contribution disallowed as a deduction under Code § 404. The Trustee will not return any portion of the Company’s contribution under the provisions of this paragraph more than one (1) year after:

(1) the Company made the contribution by mistake of fact; or

(2) the disallowance of the contribution as a deduction, and then, only to the extent of the disallowance.

The Trustee will not increase the amount of the Company contribution returnable under this Section 5.1 for any earnings attributable to the contribution, but the Trustee shall decrease the Company contribution returnable for any losses attributable to it. The Trustee may require the Company to furnish it whatever evidence the Trustee deems necessary to enable the Trustee to confirm the amount the Company has requested be returned is properly returnable under ERISA.

Except as set out in this paragraph, none of the principal or income of this Trust shall be paid to or revert to the Company or be used for any purpose whatsoever other than the exclusive benefit of the Participants or their Beneficiaries or for the payment of expenses of the administration of the Trust Fund allowable under the Code and ERISA.

5.2 PARTICIPANT CONTRIBUTIONS. The Plan does not require or permit Participant contributions.

5.3 PARTICIPANT ROLLOVER CONTRIBUTIONS. The Plan does not permit Participant rollover contributions.

5.4 CONTRIBUTION ALLOCATION. The Plan Administrator will allocate and credit each annual Company contribution (and Forfeitures, if any) to the Account of each Participant who satisfies the conditions of Section 5.6 in the same ratio that each Participant’s Compensation for the Plan Year bears to the total Compensation of all Participants for the Plan Year.

5.5 FORFEITURE ALLOCATION. The amount of a Participant’s Account Balance forfeited under the Plan is a Forfeiture. Subject to any restoration allocation required under the Plan, the Plan Administrator will allocate the Forfeiture in accordance with Section 5.4, as a Company contribution for the Plan Year in which the Forfeiture occurs, as if the Forfeiture were an additional Company contribution for that Plan Year. The Plan Administrator will continue to hold the undistributed, non-Vested portion of a terminated Participant’s Account Balance in his or her Account solely for his or her benefit until a Forfeiture occurs at the time specified in Section 6.8, or, if applicable, until the time specified in Section 10.15. Except as provided under Section 6.3, a Participant will not share in the allocation of a Forfeiture of any portion of his or her Account Balance.

5.6 ALLOCATION CONDITIONS. The Plan Administrator will determine the allocation conditions which apply to Company contributions and Forfeitures on the basis of the Plan Year. Except for purposes of determining the top-heavy minimum contribution under Article XII, the Plan Administrator will take into account only the Compensation determined for the portion of the Plan Year in which the Employee actually is a Participant.

a. Hours of Service Requirement. Subject to the top-heavy minimum allocation requirement of Article XII, the Plan Administrator will not allocate any portion of a Company contribution for a Plan Year to any Participant’s Account if the Participant does not complete a minimum of 1,000 Hours of Service during the Plan Year.

b. Employment Requirement. A Participant who, during a particular Plan Year, completes the Hours of Service requirement under this Section 5.6 will not share in the allocation of Company contributions and Forfeitures, if any, for that Plan Year unless he or she is employed by the Company on the Accounting Date of that Plan Year.

c. Suspension of Allocation Requirements. The Plan suspends the allocation requirements under paragraphs a. and b. of this Section 5.6 for any Plan Year if the Plan fails to satisfy the Coverage Test. A Plan satisfies the “Coverage Test” if, on the last day of the Plan Year, the benefitting ratio of the Nonhighly Compensated Includible Employees is at least 70 percent of the benefitting ratio of the Highly Compensated Includible Employees.

The benefitting ratio of the Nonhighly Compensated Includible Employees is the number of Nonhighly Compensated Includible Employees benefitting under the Plan over the number of the Includible Employees who are Nonhighly Compensated Employees. “Includible” Employees are all Employees other than: (1) those Employees excluded from participating in the Plan for the entire Plan Year by reason of the Code’s collective bargaining unit exclusion or the Code’s nonresident alien exclusion or by reason of the age and service requirements of Article III; and (2) any Employee who incurs a Separation from Service during the Plan Year and fails to complete at least 501 Hours of Service for the Plan Year. A “Nonhighly Compensated Includible Employee” is an Employee who is not a Highly Compensated Includible Employee.

For purposes of the Coverage Test, an Employee is benefitting under the Plan on a particular date if, under Section 5.4 of the Plan, he or she is entitled to a Company contribution or a Forfeiture allocation for the Plan Year.

If this paragraph c. applies for a Plan Year, the Plan Administrator will suspend the allocation conditions for the Nonhighly Compensated Includible Employees who are Participants, beginning first with the Includible Employee(s) employed with the Company on the last day of the Plan Year, then the Includible Employee(s) who have the latest Separation from Service during the Plan Year, and continuing to suspend the allocation conditions for each Includible Employee who incurred an earlier Separation from Service, from the latest to the earliest Separation from Service date, until the Plan satisfies the Coverage Test for the Plan Year. If two or more includible Employees have a Separation from Service on the same day, the Plan Administrator will suspend the allocation conditions for all such Includible Employees, irrespective of whether the Plan can satisfy the Coverage Test by accruing benefits for fewer than all such Includible Employees. If the Plan suspends the allocation conditions for an Includible Employee, that Employee will share in the allocation of the Company contribution and Forfeitures, if any, without regard to whether employed by the Company on the last day of the Plan Year.

Part 2. Limitations on Allocations: Sections 5.7 through 5.10

5.7 LIMITATIONS ON ALLOCATIONS TO PARTICIPANTS’ ACCOUNTS. The amount of Annual Additions which the Plan Administrator may allocate under this Plan on a Participant’s behalf for a Limitation Year may not exceed the Maximum Permissible Amount. If the amount the Company otherwise would contribute to the Participant’s Account would cause the Annual Additions for the Limitation Year to exceed the Maximum Permissible Amount, the Company will reduce the amount of its contribution so the Annual Additions for the Limitation Year will equal the Maximum Permissible Amount. If an allocation of Company contributions, pursuant to Section 5.4, would result in an Excess Amount (other than an Excess Amount resulting from a reasonable error in estimating a Participant’s actual annual Compensation, because of the allocation of Forfeitures or because of a reasonable error in determining a Participant’s Elective Contributions, if any) to the Participant’s Account, the Plan Administrator will reallocate the Excess Amount to the remaining Participants who are eligible for an allocation of Company contributions for the Plan Year in which the Limitation Year ends. The Plan Administrator will make this reallocation on the basis of the allocation method under the Plan as if the Participant whose Account otherwise would receive the Excess Amount is not eligible for an allocation of Company contributions.

a. Estimation of Compensation. Prior to the determination of the Participant’s actual Compensation for a Limitation Year, the Plan Administrator may determine the Maximum Permissible Amount on the basis of the Participant’s estimated annual Compensation for such Limitation year. The Plan Administrator must make this determination on a reasonable and uniform basis for all Participants similarly situated. The Plan Administrator must reduce any Company contributions (including any allocation of Forfeitures) based on estimated annual Compensation by any Excess Amount carried over from prior years. As soon as is administratively feasible after the end of the Limitation year, the Plan Administrator will determine the Maximum Permissible Amount for such Limitation Year on the basis of the Participant’s actual Compensation for such Limitation Year.

b. More Than One Plan. If the Plan Administrator allocated an Excess Amount to a Participant’s Account on an allocation date of this Plan which coincides with an allocation date of another defined contribution plan maintained by the Company, the Excess Amount attributed to this Plan will be the product of:

(1) The total Excess Amount allocated as of such date (including any amount which the Plan Administrator would have allocated but for the limitations of Code § 415) times;

(2) The ratio of a) the amount allocated to the Participant as of such date under this Plan divided by b) the total amount allocated as of such date under all qualified defined contribution plans (determined without regard to the limitations of Code § 415).

c. Disposition of Excess Amount. If, because of a determination of the Participant’s actual Compensation, or because of the allocation of Forfeitures or because of a Participant’s Elective Contributions, if any, there is an Excess Amount with respect to a Participant for a Limitation Year, the Plan Administrator will dispose of such Excess Amount as follows:

(1) The Plan Administrator first will return to the Participant any nondeductible Employee contributions and then any Elective Contributions under a 401(k) arrangement, if any, to the extent the return would reduce the Excess Amount.

(2) If, after the application of paragraph (1), an Excess Amount still exists, and the Plan covers the Participant at the end of the Limitation Year, then the Plan Administrator will use the Excess Amount(s) to reduce future Company contributions (including any allocation of Forfeitures) under the Plan for the next Limitation Year and for each succeeding Limitation Year, as is necessary, for the Participant.

(3) If, after the application of paragraph (1), an Excess Amount still exists, and the Plan does not cover the Participant at the end of the Limitation Year, then the Plan Administrator will hold the Excess Amount unallocated in a suspense account. The Plan Administrator will apply the suspense account to reduce Company Contributions (including allocation of Forfeitures) for all remaining Participants in the next Limitation Year, and in each succeeding Limitation Year if necessary. Neither the Company nor any Employee may contribute to the Plan for any Limitation Year in which the Plan is unable to allocate fully a suspense account maintained pursuant to this paragraph (3).

(4) The Plan Administrator under paragraphs (2) or (3) will not distribute any Excess Amount(s) to Participants or to former Participants.

d. Defined Benefit Plan Limitation. The Company does not maintain and never has maintained a defined benefit plan covering any Participant in this Plan. Accordingly, no special defined benefit plan limitation applies under this Plan.

5.8 DEFINITIONS - ARTICLE V. For purposes of Article V, the following terms shall mean:

a. “Annual Addition” means the sum of the following amounts allocated on behalf of a Participant for a Limitation year, of (1) all Company contributions and (2) all Forfeitures. Except to the extent provided in Treasury regulations, Annual Additions include excess contributions described in Code § 401(k), excess aggregate contributions described in Code § 401(m) and excess deferrals described in Code § 402(g), irrespective of whether the Plan distributes or forfeits such excess amounts. Annual Additions also include Excess Amounts reapplied to reduce Company contributions under Section 5.7. Annual Additions also include amounts allocated to an individual medical account (as defined in Code § 415(1)(2) included as part of a defined benefit plan maintained by the Company. Furthermore, Annual Additions include contributions paid or accrued after December 31, 1985, for taxable years ending after December 31, 1985, attributable to post-retirement medical benefits allocated to the separate account of a key employee (as defined in Code § 419(A)(d)(3)) under a welfare benefit fund (Code § 419(e)) maintained by the Company, but only for purposes of the dollar limitation applicable to the Maximum Permissible Amount.

“Annual Additions” do not include any Company contributions applied by the Plan Administrator (not later than the due date, including extensions, for filing the Company’s Federal income tax return for that Plan Year) to pay interest on an Exempt Loan, and any Leveraged Company Stock the Plan Administrator allocates as Forfeitures; provided, however, the provisions of this sentence do not apply in a Plan Year for which the Plan Administrator allocates more than one-third of the Company contributions applied to pay principal and interest on an Exempt Loan to Restricted Participants. The Plan Administrator may reallocate the Company Contributions in accordance with Section 5.4 to the Accounts of Nonhighly Compensated Employee-Participants to the extent necessary in order to satisfy this special limitation.

b. “Compensation” means, for purposes of applying the limitations of Part 2 of this Article VI, Compensation as defined in Section 3.10, except, for Limitation Years beginning prior to January 1, 1998, Compensation does not include Elective Contributions.

c. “Maximum Permissible Amount” - For Plan Years beginning before January 1, 2002, the lesser of (1) $30,000 (or, if greater, the amount as adjusted under § 415(d), or (2) 25 percent of the Participant’s Compensation for the Limitation Year. For Plan Years beginning after December 31, 2001, except to the extent permitted under the Code, the lesser of (1) $40,000 (or, if greater, the amount as adjusted under § 415(d), or (2) 100 percent of the Participant’s Compensation for the Limitation Year. The Compensation limit referred to in this paragraph shall not apply to any contribution for medical benefits after Separation from Service (within the meaning of Code § 401(h) or Code § 419A(f)(2) which is otherwise treated as an annual addition. If there is a short Limitation Year because of a change in the Limitation Year, the Plan Administrator will multiply the $30,000 or the $40,000 (or adjusted) limitation, as the case may be, by the following fraction:

Number of Months in the short Limitation Year

12.

d. “Company” means the Company that adopts this Plan and any Related Employer. Solely for purposes of applying the limitations of Part 2 of this Article IV, the Plan Administrator will determine Related Employers by modifying Code §§ 414(b) and (c) in accordance with Code § 415(h).

e. “Excess Amount” means the excess of the Participant’s Annual Additions for the Limitation Year over the Maximum Permissible Amount.

f. “Limitation Year” means the Plan Year. If the Company amends the Limitation Year to a different 12 consecutive month period, the new Limitation Year must begin on a date within the Limitation Year for which the Company makes the amendment, creating a short Limitation Year.

g. “Defined contribution plan” means a retirement plan which provides for an individual account for each participant and for benefits based solely on the amount contributed to the participant’s account, and any income, expenses, gains and losses, and any Forfeitures of accounts of other participants which the plan may allocate to such participant’s account. The Plan Administrator must treat all defined contribution plans (whether or not terminated) maintained by the Company as a single plan. For purposes of the limitations of Part 2 of this Article V, the Plan Administrator will treat employee contributions made to a defined benefit plan maintained by the Company as a separate defined contribution plan. The Plan Administrator will also treat as a defined contribution plan an individual medical account (as defined in Code § 415(l)(2)) included as part of a defined benefit plan maintained by the Company and, for taxable years ending after December 31, 1985, a welfare benefit fund under Code § 419(e) maintained by the Company to the extent there are post-retirement medical benefits allocated to the separate account of a key employee (as defined in Code § 419A(d)(3)).

h. “Defined benefit plan” means a retirement plan which does not provide for individual accounts for Company contributions. The Plan Administrator must treat all defined benefit plans (whether or not terminated) maintained by the Company as a single plan.

ARTICLE VI

SEPARATION FROM SERVICE - PARTICIPANT VESTING

6.1 NORMAL RETIREMENT AGE. A Participant’s Normal Retirement Age is sixty-five (65) years of age. A Participant’s Account Balance derived from Company contributions is 100 percent Vested upon and after his or her attaining Normal Retirement Age, if employed by the Company on or after that date.

6.2 VESTING SCHEDULE.

a. Vesting in Account-Generally. For Plan Years beginning before January 1, 2007, except as provided in Section 6.1, for each Year of Service (unless this Plan is top heavy in the Plan Year) a Participant’s Vested percentage of his or her Account Balance derived from Company contributions equals the percentage, based on each Year of Service, under the following vesting schedule:

Years of Service With the Company	Percent of Vested Account Balance
Less than 3	None
3	20%
4	40%
5	60%
6	80%
7 or more	100%

For Plan Years beginning after December 31, 2006, except as provided in Section 6.1, for each Year of Service (unless this Plan is top heavy in the Plan Year) a Participant’s Vested percentage of his or her Account Balance derived from Company contributions equals the percentage, based on each Year of Service, under the following vesting schedule:

Years of Service With the Company	Percent of Vested Account Balance
Less than 2	None
2	20%
3	40%
4	60%
5	80%
6 or more	100%

b. Vesting in Account in Top Heavy Years. For any Plan Year for which the Plan is a top heavy Plan (as defined in Article XIII), the Plan Administrator shall calculate a Participant’s Vested percentage of his or her Account Balance under the following vesting schedule:

Years of Service With the Company	Percent of Vested Account Balance
Less than 2	None
2	20%
3	40%
4	60%
5	80%
6	100%

The Plan Administrator shall apply the top heavy schedule to Participants who earn at least one (1) Hour of Service after the top heavy schedule becomes effective. A shift between vesting schedules under this Section 6.2 is an amendment to the vesting schedule, and the Plan Administrator shall apply the rules of Section 6.9 accordingly. A shift to a new vesting schedule under this Section 6.2 is effective on the first day of the Plan Year for which the top heavy status of the Plan changes.

c. Special Vesting Schedule. If the Trustee makes a distribution (other than a cash-out distribution described in Section 6.3) to a partially-Vested Participant, and the Participant has not incurred a Forfeiture Break in Service at the relevant time, the Plan Administrator will establish a separate Account for the Participant’s Account Balance. At any relevant time following the distribution, the Plan Administrator will determine the Participant’s Vested Account Balance derived from Company contributions in accordance with the following formula: P(AB + ®) x D)) - ®) x D).

To apply this formula, “P” is the Participant’s current vesting percentage at the relevant time, “AB” is the Participant’s Company-derived Account Balance at the relevant time, “R” is the ratio of “AB” to the Participant’s Company-derived Account Balance immediately following the earlier distribution and “D” is the amount of the earlier distribution. If, under a restated Plan, the Plan has made distribution to a partially-Vested Participant prior to its restated Effective Date and is unable to apply the cash-out provisions of Section 6.3 to that prior distribution, this special vesting formula also applies to that Participant’s remaining Account Balance.

6.3 CASH-OUT DISTRIBUTIONS TO PARTIALLY-VESTED PARTICIPANTS/RESTORATION OF FORFEITED ACCOUNT BALANCE. If, pursuant to Article VII, a partially-Vested Participant receives a cash-out distribution before he or she incurs a Forfeiture Break in Service (as defined in Section 6.7), the cash-out distribution will result in an immediate Forfeiture of the non-Vested portion of the Participant’s Account Balance derived from Company contributions. A partially-Vested Participant is a Participant whose Vested percentage determined under Section 6.2 is less than 100 percent. A “cash-out” distribution is a distribution of the entire present value of the Participant’s Vested Account Balance upon Separation from Service.

a. Restoration and Conditions Upon Restoration. A partially-Vested Participant who is re-employed by the Company after receiving a cash-out distribution of the Vested percentage of his or her Account Balance may repay the Trustee the amount of the cash-out distribution attributable to Company contributions unless the Participant no longer has a right to restoration under the requirements of this Section 6.3. If a partially-Vested Participant makes the cash-out distribution repayment, the Plan Administrator, subject to the conditions of this paragraph (a), must restore his or her Account Balance attributable to Company contributions to the same dollar amount as the dollar amount of his or her Account Balance on the Accounting Date, or other evaluation date, immediately preceding the date of the cash-out distribution, unadjusted for any gains or losses occurring subsequent to that Accounting Date, or other valuation date. Restoration of the Participant’s Account Balance shall include restoration of all Code § 411(d)(6) protected benefits with respect to that restored Account Balance, in accordance with applicable Treasury regulations. The Plan Administrator shall not restore a re-employed Participant’s Account Balance under this Section 6.3 if:

(1) five (5) years have elapsed since the Participant’s first re-employment date following the cash-out distribution;

(2) the Participant is not in the Company’s Service on the date the Participant makes his or her request to repay his or her cash-out distribution; or

(3) the Participant incurred a Forfeiture Break in Service (as defined in Section 6.7). This condition also applies if the Participant makes repayment within the Plan Year in which he or she incurs the Forfeiture Break in Service and that Forfeiture Break in Service would result in a complete forfeiture of the amount the Plan Administrator otherwise would restore.

b. Time and Method of Restoration. If none of the conditions in Section 6.3a. preventing restoration of the Participant’s Account Balance applies, the Plan Administrator will restore the Participant’s Account Balance as of the Plan Year Accounting Date coincident with or immediately following the repayment. To restore the Participant’s Account Balance, the Plan Administrator, to the extent necessary, will allocate to the Participant’s Account:

(1) first, the amount, if any, of Forfeitures the Plan Administrator would otherwise allocate under Section 5.5;

(2) second, the amount, if any, of the Trust Fund net income or gain for the Plan Year; and

(3) third, the Company contribution for the Plan Year to the extent made under a discretionary formula.

To the extent the amount(s) described in clauses (1), (2) and (3) are insufficient to enable the Plan Administrator to make the required restoration, the Company must contribute, without regard to any requirement or condition of Article V, the additional amount as is necessary to enable the Plan Administrator to make the required restoration. If, for a particular Plan Year, the Plan Administrator must restore the Account Balance of more than one (1) re-employed Participant, then the Plan Administrator will make the restoration allocation(s) to each such Participant’s Account in the same proportion that a Participant’s restored amount for the Plan Year bears to the restored amount for the Plan Year of all re-employed Participants. The Plan Administrator shall not take into account the allocation(s) under this Section 6.4 in applying the limitation on allocations under Part 2 of Article IV.

c. 0 Percent Vested Participant. The deemed cash-out rule applies to a 0 percent Vested Participant. A 0 percent Vested Participant is a Participant whose Account Balance derived from Company contributions is entirely forfeitable at the time of his or her Separation from Service. If the Participant’s Account is not entitled to an allocation of Company contributions for the Plan Year in which he or she has a Separation from Service, the Plan Administrator will apply the deemed cash-out rule as if the 0 percent Vested Participant received a cash-out distribution on the date of Participant’s Separation from Service. If the Participant’s Account is entitled to an allocation of Company contributions or Forfeitures for the Plan Year in which he or she has a Separation from Service, the Plan Administrator will apply the deemed cash-out rule as if the 0 percent Vested Participant received a cash-out distribution on the first day of the first Plan Year beginning after his or her Separation from Service. For purposes of applying the restoration provisions of this Section 6.3, the Plan Administrator will treat the 0 percent Vested Participant as repaying his or her cash-out “distribution” on the first date of his or her re-employment with the Company.

6.4 ACCOUNTING FOR REPAID AMOUNT. As soon as is administratively practicable, the Plan Administrator will credit to the Participant’s Account the cash-out amount a Participant has repaid to the Plan. Pending the restoration of the Participant’s Account Balance, the Plan Administrator may direct the Trustee to maintain a temporary segregated investment Account in the name of the Participant if necessary to prevent a distortion of income, gain or loss allocations under Section 10.12. The Plan Administrator will direct the Trustee to repay to the Participant as soon as is administratively practicable the full amount of the Participant’s repaid cash-out amount if the Plan Administrator determines any of the conditions of Section 6.3a. prevents restoration as of the applicable Accounting Date, notwithstanding the Participant’s repayment.

6.5 YEAR OF SERVICE - VESTING. For purposes of vesting under Section 6.2, Year of Service means any Plan Year during which the Employee completes not less than one thousand (1,000) Hours of Service with the Company.

6.6 BREAK IN SERVICE - VESTING. For purposes of this Article VI, a Participant incurs a Break in Service if during any Plan Year he or she does not complete more than five hundred (500) Hours of Service with the Company.

6.7 INCLUDED YEARS OF SERVICE - VESTING. Subject to Section 6.6, for purposes of determining “Years of Service” under Section 6.5, the Plan takes into account all Years of Service an Employee completes with the Company, except:

a. any Year of Service after the Participant first incurs a Forfeiture Break in Service or receives a cash-out distribution (unless the Plan Administrator restores the Participant’s Account under Section 6.3a.). The Participant incurs a “Forfeiture Break in Service” when he or she incurs five (5) consecutive Breaks in Service. This exception shall apply for the sole purpose of determining a Participant’s Vested percentage of his or her Account Balance derived from Company contributions which accrued for his or her benefit prior to the Forfeiture Break in Service;

b. if the Participant has incurred a Forfeiture Break in Service and had a 0 percent Vested interest at the time of his or her first Break in Service, then only Years of Service completed subsequent to the previous Break in Service shall be counted for purposes of determining the Vested percentage in his or her Account Balance at the time of his or her next Break in Service;

c. if the Participant has incurred fewer than five consecutive Breaks in Service or the Participant was partially Vested at the time of his or her first Break in Service, then Years of Service prior to such Break in Service shall be counted together with each Year of Service completed after such Break in Service for purposes of determining his or her Vested percentage in his or her Account Balance at the time of his or her next Break in Service; and

d. any Year of Service before the Plan Year in which the Participant attained the age of eighteen (18).

6.8 FORFEITURE OCCURS. A Participant’s Forfeiture, if any, of his or her Account Balance derived from Company contributions occurs under the Plan on the earlier of:

a. the last day of the Plan Year in which the Participant first incurs a Forfeiture Break in Service; or

b. the date the Participant receives a cash out distribution.

The Plan Administrator determines the percentage of Participant’s Account Balance forfeiture, if any, under this Section 6.8 solely by reference to the vesting schedule of Section 6.2. A Participant will not forfeit any portion of his or her Account Balance for any other reason or cause except as expressly provided by this Section 6.8 or as provided by Section 10.15.

Furthermore, if the Participant’s Account is entitled to an allocation of Company contributions or Forfeitures for the Plan Year in which he or she otherwise would incur a Forfeiture under this

Section 6.8 by reason of a cash-out distribution, the Plan Administrator will apply the cash-out forfeiture rule as if the partially-Vested Participant received a cash-out distribution on the first day of the immediately following Plan Year.

6.9 AMENDMENT TO VESTING SCHEDULE. Though the Company reserves the right to amend the vesting schedule at any time, the Plan Administrator will not apply the amended vesting schedule to reduce the Vested percentage (determined as of the later of the date the Company adopts the amendment, or the date the amendment becomes effective) of any Participant’s existing and future Account Balance derived from Company contributions to a percentage less than the Vested percentage computed under the Plan without regard to the amendment. An amended vesting schedule will apply to a Participant only if the Participant receives credit for at least one Hour of Service after the new schedule becomes effective.

If the Company makes a permissible amendment to the vesting schedule, each Participant having at least three Years of Service with the Company may elect to have the percentage of his or her Vested Account Balance computed under the Plan without regarding to the amendment. The Participant must file his or her election with the Plan Administrator within 60 days of the latest of: (a) the Company’s adoption of the amendment; (b) the effective date of the amendment; or (c) the Participant’s receipt of a copy of the amendment. The Plan Administrator, as soon as practicable, must forward a true copy of any amendment to the vesting schedule to each affected Participant, together with an explanation of the effect of the amendment, the appropriate form upon which the Participant may make an election to remain under the vesting schedule provided under the Plan prior to the amendment and notice of the time within which the Participant must make an election to remain under the prior vesting schedule. The election described in this Section 6.9 does not apply to a Participant if the amended vesting schedule provides for vesting at least as rapid at any time as the vesting schedule in effect prior to the amendment. The election described in this Section 6.9 does not apply to a Participant if the amended vesting schedule provides for vesting at least as rapid at any time as the vesting schedule in effect prior to the amendment. For purposes of this Section 6.9, an amendment to the vesting schedule include any Plan amendment which directly or indirectly affects the computation of the Vested percentage of an Employee’s rights to his or her Company derived Account Balance. Furthermore, the Plan Administrator must treat any shift in the vesting schedule, due to a change in the Plan’s top-heavy status, as an amendment to the vesting schedule for purposes of this Section 6.9.

6.10 PUT OPTIONS ON DISTRIBUTED COMPANY STOCK. If Company Stock received in a distribution from this Plan is not readily tradeable on an established market at the time of distribution, the Participant or Beneficiary shall have the right, to the extent required by Code § 409(h), to require the Company to repurchase the Company Stock at the value established as of the valuation date immediately preceding the distribution. To exercise this put option, the Participant or Beneficiary must notify the Committee in writing of his or her intent to exercise this option within sixty (60) days of the date of distribution or, if the option is not then exercised, within a 60-day period commencing one (1) year after the date of distribution and terminating sixty (60) days later. Within thirty (30) days after exercise of the put option, the Committee shall determine the validity of the exercise and, if valid, the Committee shall direct that consideration for the shares shall be paid in annual installments over a period beginning not later than thirty (30) days after exercise and not exceeding five (5) years. For any installment payment, the Company’s obligation shall be reflected in a written promissory note and a reasonable interest rate paid on unpaid installments. If the distribution of Company Stock is part of an installment distribution, however, the full amount of consideration to be paid for distributed shares shall be paid not later than thirty (30) days after the exercise of the put option. The right of the Company to repurchase shares pursuant to the exercise of put options by Participants or Beneficiaries may be assigned by the Company to the Plan.

ARTICLE VII

TIME AND METHOD OF PAYMENT OF BENEFITS

7.1 PAYMENT OF ACCOUNT BALANCE. The Committee will direct the Trustee when to commence the distribution of a Participant’s Account in accordance with this Article VII if the Participant separates from Service for any reason. In each case a distribution date is specified, distribution will be made on the later of that date or the earliest date as administratively practicable following the specified date.

7.2 DISTRIBUTION UPON SEPARATION FROM SERVICE FOR ANY REASON OTHER THAN DEATH.

a. Participant’s Vested Account Balance Not Exceeding $1,000. Upon the Participant’s Separation from Service for any reason other than death, the Plan Administrator will direct the Trustee to distribute the Participant’s Vested Account Balance not exceeding $1,000 in a lump sum as soon as administratively practicable following the close of the Plan Year in which the Participant incurs a Separation from Service, but in no event later than the 60th day following the close of the Plan Year in which the Participant attains Normal Retirement Age, or if later, no later than the 60th day following the close of the Plan Year in which the Participant’s Separation from Service occurs.

b. Participant’s Vested Account Balance Exceeds $1,000. Upon the Participant’s Separation from Service for any reason other than death, the Plan Administrator, subject to the consent requirements of this Section 7.2 and Section 7.10 and the distribution provisions of Section 7.4, will direct the Trustee to distribute the Participant’s Vested Account Balance exceeding $1,000 as soon as administratively practicable following the close of the Plan Year in which the Participant incurs a Separation from Service in a form determined in accordance with Section 7.4. Any election under this Section 7.2b. is subject to the requirements of Sections 7.2, 7.4, 7.7, 7.9 and 7.10. The Participant’s election under this Section 7.2b. is valid if filed with the Committee at any time before the Trustee otherwise would commence payment of a Participant’s Account Balance in accordance with the requirements of this Article VII. In the absence of an election by the Participant for a distribution upon Separation from Service, the Plan Administrator will direct the Trustee to distribute the Participant’s Vested Account Balance in a lump sum no later than the 60th day following the close of the

Plan Year in which the later of the following two events occurs: (a) the Participant attains Normal Retirement Age or (b) the Participant’s Separation from Service.

c. Disability. If the Participant’s Separation from Service occurs because of his or her Disability, the Plan Administrator will direct the Trustee to pay the Participant’s Vested Account Balance in the same manner as if the Participant had incurred a Separation from Service without Disability.

d. Benefit Notice. Not earlier than 90 days, but not later than 30 days, before the date the Participant’s Vested Account Balance is distributed, the Plan Administrator must provide a benefit notice to a Participant or Beneficiary who is eligible to make a benefit payment election. The benefit notice must explain the Participant’s or Beneficiary’s right to postpone distribution until the applicable date described in Section 7.2b.

If a Participant or Beneficiary makes a benefit payment election, the Plan Administrator will direct the Trustee to distribute the Participant’s Vested Account Balance in accordance with that election. Any election is subject to the requirements of this Article VII. Upon the Participant’s or Beneficiary’s request, the Plan Administrator shall furnish the Participant or Beneficiary an appropriate form for the making of the election. The Participant or Beneficiary shall make an election by filing the election form with the Plan Administrator at any time before the Trustee otherwise would commence to pay a Participant’s Vested Account Balance in accordance with the requirements of this Article VII.

e. Consent Requirement. Subject to the provisions of Section 7.10, a Participant must consent, in writing, to any distribution required under this Section 7.2 or under Section 7.9 if the Participant’s Vested Account Balance, at the time of the distribution to the Participant, exceeds $5,000 and the Participant has not attained Normal Retirement Age. A Participant may elect to receive distribution at any administratively practicable time which is earlier than 30 days following the Participant’s receipt of the benefit notice, by waiving in writing the balance of the 30 days.

f. Determination of Vested Account Balance. For purposes of the consent requirements under this Article VII, the Plan Administrator determines a Participant’s Vested Account Balance as of the most recent valuation date immediately prior to the distribution date. The Plan Administrator, in determining the Participant’s Vested Account Balance at the relevant time, will disregard a Participant’s Vested Account Balance existing on any prior date, except as the Code otherwise may require.

g. Consent to Cash-Out/Forfeiture. If the Participant is partially Vested in his or her Account Balance, an election to distribute prior to the Participant incurring a Forfeiture Break in Service (as defined in Section 6.7), must be in the form of a cash-out distribution (as defined in Article VI).

h. Return to Employment. A Participant may not receive a distribution upon Separation from Service if, prior to the time the Trustee actually makes the distribution, the Participant returns to employment with the Company.

7.3 DISTRIBUTION UPON DEATH OF THE PARTICIPANT. The Committee, subject to the election of the Participant’s Beneficiary under Section 7.4, will direct the Trustee to distribute to the Participant’s Beneficiary the Participant’s Vested Account Balance remaining in the Trust at the time of the Participant’s death. The Participant’s Vested Account Balance shall be distributed in the manner elected by the Participant prior to his or her death or by the Beneficiary, as the case may be. Distribution must commence no later than sixty (60) days after the close of the Plan Year in which the Participant’s death occurs or, if later, the date on which the Committee receives notification or otherwise confirms the Participant’s death.

7.4 METHOD OF DISTRIBUTION OF VESTED ACCOUNT BALANCE.

a. Distributions of Company Stock. Upon the Participant’s Separation from Service for any reason, the Participant’s Vested Account Balance may, in the discretion of the Committee, be distributed in shares of Company Stock or cash, except for balances representing fractional shares of Company Stock which shall be paid in cash. Such distributions of Company Stock or cash shall be made in a lump sum.

b. Election to Receive Company Stock. Notwithstanding any provision of paragraph a. to the contrary, the Participant or the Participant’s Beneficiary may elect to receive shares of Company Stock (except fractional shares of Company Stock) in lieu of cash, provided that he or she makes a written election within 60 days following the Accounting Date used in determining the Participant’s Vested Account Balance. Company Stock distributed as a part of the Account Balance of a Participant shall be valued as of the Accounting Date used in determining the Participant’s Vested Account Balance for purposes of distribution.

c. The distribution of a Participant’s Vested Account Balance in cash shall be made in five or fewer annual installments as determined by the Committee in its discretion. The amount of each installment shall be equal to the value of the Participant’s Vested Account Balance on the immediately preceding valuation date divided by the number of installments remaining to be made. If a Participant’s death occurs prior to the commencement of such cash distributions, all cash installments shall be paid to the Participant’s Beneficiary within five years of death the Participant’s date of death.

7.5 DEFERRED DISTRIBUTIONS. If distribution of all or any part of the Participant’s Vested Account Balance is deferred under the provisions of Section 7.2, Company Stock insofar as possible and other Trust assets having a Fair Market Value equal to the undistributed portion of the Participant’s Vested Account Balance as of the Accounting Date used in determining the Participant’s Vested Account Balance will be segregated as of that date and held as a separate Account for the benefit of the Participant or the Participant’s Beneficiary, as the case may be. Such segregated Account will be credited with income earned by the Account’s assets and charged with its share of Trust expenses directly attributable to such assets, if any. No Company contributions or Forfeitures will be credited to any such segregated Account.

7.6 REQUIRED BEGINNING DATE. If any distribution date, either by Plan provision or by Participant election or nonelection, is later than the Participant’s required beginning date, the Plan Administrator instead must direct the Trustee to make distribution on the Participant’s required beginning date. A Participant’s “required beginning date” is the first day of April of the calendar year following the calendar year in which the Participant attains age 70 1/2, except that the required beginning date of a Participant who attains age 70 1/2 after December 31, 1999 and who is not a 5 percent owner of the Company with respect to the Plan Year shall be the first day of April of the calendar year following the later of the calendar year in which the Participant attains age 70 1/2 or the calendar year in which the Participant incurs a Separation of Service. A mandatory distribution at the Participant’s required beginning date will be in lump sum.

7.7 MINIMUM DISTRIBUTION REQUIREMENTS. The Plan Administrator shall direct the Trustee to distribute a Participant’s Vested Account Balance by payment in a lump sum, except as otherwise elected by the Committee under Section 7.4b. Notwithstanding any provision of this Plan to the contrary, all distributions to a Participant or a Participant’s Beneficiary shall be determined and made in accordance with Code § 401(a) (9) and the Treasury regulations under Code § 401(a)(9). The Plan Administrator may not direct the Trustee to distribute the Participant’s Vested Account Balance, nor may the Participant or the Participant’s Beneficiary elect to have the Trustee distribute his or her Vested Account Balance, under a method of payment which, as of the required beginning date, does not satisfy the minimum distribution requirements under Code § 401(a)(9) and the applicable Treasury regulations.

With respect to distributions under the Plan made for calendar years beginning on or after January 1, 2002, the Plan will apply the minimum distribution requirements of Code § 401(a)(9) in accordance with the final regulations under Code § 401(a)(9) that were issued on April 16, 2002, notwithstanding any provision to the contrary.

7.8 ANNUITY DISTRIBUTIONS TO PARTICIPANTS AND SURVIVING SPOUSES. The joint and survivor annuity requirements of the Code do not apply to this Plan. The Plan does not provide any annuity distributions to Participants. A transfer agreement described in Section 13.5 may not permit a plan which is subject to the provisions of Code § 417 to transfer assets to this Plan.

7.9 SPECIAL DISTRIBUTION AND PAYMENT REQUIREMENTS. Unless the Participant elects in writing to have the Trustee apply other distribution provisions of the Plan, or unless other distribution provisions of the Plan require earlier distribution of the Participant’s Account Balance, the Trustee must distribute the portion of the Participant’s Account Balance attributable to Company Stock (the “Eligible Portion”) no later than the time prescribed by this Section 7.9, irrespective of any other provision of the Plan. The distribution provisions of this Section 7.9 are subject to the consent requirements of this Article VII.

a. If the Participant separates from Service by reason of the attainment of Normal Retirement Age, death or Disability, the Plan Administrator will direct the Trustee to distribute the Eligible Portion not later than one year after the close of the Plan Year in which that event occurs.

b. If the Participant separates from Service for any reason other than by reason of the attainment of Normal Retirement Age, death or disability, the Plan Administrator will direct the Trustee to distribute the Eligible Portion not later than one year after the close of the Plan Year in which the Participant incurs a Separation from Service. If the Participant resumes employment with the Company on or before the last day of the fifth Plan Year following the Plan Year of his or her Separation from Service, the distribution provisions of this paragraph b. do not apply.

For purposes of this Section 7.9, Company Stock does not include any Company Stock acquired with the proceeds of an Exempt Loan until the close of the Plan Year in which the borrower repays the Exempt Loan in full.

Period of Payment. The Plan Administrator will direct the Trustee to make distributions required under this Section 7.9 over a period not exceeding five years. If a Participant’s Eligible Portion exceeds $800,000, the maximum payment period is five years plus one additional year (but no more than five additional years) for each $160,000 (or fraction thereof) by which the Eligible Portion exceeds $800,000. The Plan Administrator will apply this Section 7.9 by adjusting the $800,000 and $160,000 limitations by the adjustment factor prescribed by the Secretary of the Treasury under Code § 415(d) and other applicable provisions of the Code. In no event will the distribution period exceed the period permitted under Section 7.6 of the Plan.

7.10 DIRECT ROLLOVER OF ELIGIBLE ROLLOVER DISTRIBUTIONS.

a. Participant Election. Notwithstanding any provision of this Plan to the contrary that would otherwise limit a Participant’s election under this Section, a Participant may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the Participant in a direct rollover designation. For purposes of this Section 7.10, a Participant includes a Participant’s surviving spouse and the Participant’s spouse or former spouse who is an alternate payee.

b. Rollover and Withholding Notice. At least 30 days and not more than 90 days prior to the Trustee’s distribution of an eligible rollover distribution, the Plan Administrator must provide a written notice (including a summary notice as permitted under applicable Treasury regulations) explaining to the Participant the rollover option, the applicability of mandatory 20 percent federal withholding to any amount not directly rollover over, and the recipient’s right to roll over within 60 days after the date of receipt of the distribution (“rollover notice.”) If applicable, the rollover notice also must explain the availability of income averaging and the exclusion if net unrealized appreciation. A recipient of an eligible rollover distribution (whether he or she elects a direct rollover or elects to receive the distribution) also may elect to receive distribution at any administratively practicable time which is earlier than 30 days following receipt of the rollover notice.

c. Default Rollover. In the event of a mandatory distribution greater than $1,000 in accordance with the provisions of this Section 7.2, Section 7.9 or any other provision of this Plan, if the Participant does not elect to have such distribution paid directly to an eligible retirement plan specified by the Participant in a direct rollover or to receive the distribution directly in accordance with the applicable provision of this Plan, then the Plan Administrator will pay the distribution in a direct rollover to an individual retirement plan designated by the Plan Administrator.

d. Definitions. The following definitions apply to this Section 7.10:

(1) Eligible Rollover Distribution. An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include:

(a) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated beneficiary, or for a specified period of ten years or more;

(b) any distribution to the extent such distribution is required under § 401(a)(9) of the Code;

(c) the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Company Stock); and

(2) Eligible Retirement Plan. An eligible retirement plan is an individual retirement account described in § 408(a) of the Code, an individual retirement annuity described in § 408(b) of the Code, an annuity plan described in § 403(a) of the Code or a qualified trust described in § 401(a) of the Code that accepts the distributee’s eligible rollover distribution. For Plan Years beginning after December 31, 2001, an eligible retirement plan shall also mean an annuity contract described in Code § 403(b) and an eligible plan under Code § 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity. This definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relations order as defined in Code § 415(p).

(3) Distributee. A distributee includes an Employee or former Employee and, in addition, the Employee’s or former Employee’s surviving spouse and the Employee’s or former Employee’s spouse or former spouse who is the alternate payee under a qualified domestic relations order as defined with regard to the interest of the spouse or former spouse.

(4) Direct Rollover. A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

(5) Mandatory Distribution. A mandatory distribution is a distribution to a Participant that is made without the Participant’s consent and is made to the Participant before he or she attains the older of age 62 or Normal Retirement Age.

7.11 DISTRIBUTIONS UNDER DOMESTIC RELATIONS ORDERS. Nothing contained in this Plan prevents the Trustee, in accordance with the direction of the Plan Administrator, from complying with the provisions of a qualified domestic relations order (or “QDRO”) as defined in Code § 414(p). This Plan specifically permits distribution to an alternate payee under a qualified domestic relations order at any time, irrespective of whether the Participant has attained his or her earliest retirement age (as defined under Code § 414(p)) under the Plan. A distribution to an alternate payee prior to the Participant’s attainment of earliest retirement age is available only if: (a) the QDRO specifies distribution at that time or permits an agreement between the Plan and the alternate payee to authorize an earlier distribution; and (b) if the present value of the alternate payee’s benefits under the Plan exceeds $1,000, and the QDRO requires that the alternate payee consent to any distribution occurring prior to the Participant’s attainment of the earliest retirement age. Nothing in this Section 7.11 permits a Participant a right to receive distribution at a time otherwise not permitted under the Plan nor does it permit the alternate payee to receive a form of payment not permitted under the Plan.

The Plan Administrator must establish reasonable procedures to determine the qualified status of a domestic relations order. Upon receiving a domestic relations order, the Plan Administrator promptly will notify the Participant and any alternate payee named in the order, in writing, of the receipt of the order and Plan’s procedures for determining the qualified status of the order. Within a reasonable period of time after receiving the domestic relations order, the Plan Administrator must determine the qualified status of the order and must notify the Participant and each alternate payee, in writing, of its determination. The Plan Administrator must provide notice under this paragraph by mailing to the individual’s address specified in the domestic relations order, or in a manner consistent with Department of Labor regulations.

If any portion of the Participant’s Vested Account Balance is payable during the period the Plan Administrator is making its determination of the qualified status of the domestic relations order, the Plan Administrator must make a separate accounting of the amounts payable. If the Plan Administrator determines the QDRO is a qualified domestic relations order within eighteen (18) months of the date amounts first are payable following receipt of the order, the Plan Administrator will direct the Trustee to distribute the payable amounts in accordance with the QDRO. If the Plan Administrator does not make its determination of the qualified status of the order within the eighteen (18) month determination period, the Plan Administrator will direct the Trustee to distribute the payable amounts in the manner the Plan would distribute if the order did not exist and shall apply the order prospectively if the Plan Administrator later determines the order is a QDRO.

To the extent it is not inconsistent with the provisions of the qualified domestic relations order, the Plan Administrator may direct the Trustee to invest any partitioned amount in a segregated subaccount or separate account and to invest the account in Federally insured, interest-bearing savings accounts or time deposits (or a combination of both), or in other fixed income investments. A segregated subaccount remains a part of the Trust, but it alone shares in any income it earns, and it alone bears any expense or loss it incurs. The Trustee will make any payment or distribution required under this Section 7.11 by separate benefit check or other separate distribution to the alternate payee(s).

7.12 DISTRIBUTION BEFORE SEPARATION FROM SERVICE AFTER ATTAINING AGE 62. For Plan Years beginning after December 31, 2006, a Participant who has attained age sixty-two (62) and remains employed by the Company shall have the right to elect within ninety (90) days after the close of the Plan Year during which the Participant attains age 62 and of any subsequent Plan Year to direct the Trustee in writing to distribute 25 percent of the value of the Participant’s Account Balance determined as of the Accounting Date of the Plan Year, reduced by the aggregate amount of such distributions that have previously been made pursuant to such an election, subject to the provisions of Code § 401(a)(36).

ARTICLE VIII

COMPANY ADMINISTRATIVE PROVISIONS

8.1 INFORMATION TO COMMITTEE. The Company must supply current information to the Plan Administrator as to the name, date of birth, date of employment, annual compensation, leaves of absence, Years of Service and date of Separation from Service of each Employee who is, or who will be eligible to become, a Participant under the Plan, together with any other information which the Committee considers necessary. The Company’s records as to the current information the Company furnishes to the Plan Administrator are conclusive as to all persons.

8.2 NO LIABILITY. The Company assumes no obligation or responsibility or any of its Employees, Participants or Beneficiaries for any act of, or failure to act, on the part of its Committee or Trustee.

8.3 INDEMNITY OF COMMITTEE. The Company indemnifies and saves harmless the Plan Administrator and the members of the Committee, and each of them, from and against any and all loss resulting from liability to which the Plan Administrator or the members of the Committee may be subjected by reason of any act or conduct (except willful misconduct or gross negligence) in their official capacities in the administration of this Trust or Plan or both, including all expenses reasonably incurred in their defense, in case the Company fails to provide such defense. The indemnification provisions of this Section 8.3 do not relieve the Plan Administrator or any Plan Administrator member from any liability it may have under the Act for breach of a fiduciary duty. Furthermore, the Plan Administrator, members of the Committee and the Company may execute a letter agreement further delineating the indemnification agreement of this Section 8.3, provided the letter agreement must be consistent with and must not violate ERISA. The indemnification provisions of this Section 8.3 extend to the Trustee solely to the extent provided by a letter agreement executed by the Trustee and the Company.

ARTICLE IX

PARTICIPANT ADMINISTRATIVE PROVISIONS

9.1 BENEFICIARY DESIGNATION. Any Participant may from time to time designate, in writing, any person or persons, contingently or successively, to whom the Trustee shall pay his or her Vested Account Balance on event of the Participant’s death and the Participant may designate the time of payment. The Plan Administrator shall prescribe the form for the written designation of Beneficiary and, upon the Participant’s filing the form with the Plan Administrator, the form effectively revokes all designations filed prior to that date by the same Participant.

A married Participant’s Beneficiary designation is not valid unless the Participant’s spouse consents, in writing, to the Beneficiary designation. The spouse’s consent must acknowledge the effect of that consent and a notary public or the Plan Administrator (or its representative) must witness that consent. The espousal consent requirements of this paragraph do not apply if: (a) the Participant and his or her spouse are not married throughout the one year period ending on the date of the Participant’s death; (b) the Participant’s spouse is the Participant’s sole primary beneficiary; (c) the Plan Administrator is not able to locate the Participant’s spouse; (d) the Participant is legally separated or has been abandoned (within the meaning of applicable state law) and the Participant has a court order to that effect; or (e) other circumstances exist under which the Secretary of the Treasury will excuse the consent requirement. If the Participant’s spouse is legally incompetent to give consent, the spouse’s legal guardian (even if the guardian is the Participant) may give consent.

9.2 NO BENEFICIARY DESIGNATION. If a Participant fails to name a Beneficiary in accordance with Section 9.1, or if the Beneficiary named predeceases the Participant or dies before complete distribution of the Participant’s Account Balance as prescribed by the Participant’s

Beneficiary form, then the Trustee will pay the Participant’s Account Balance in accordance with Section 7.2 in the following order of priority to:

a. the Participant’s surviving spouse;

b. the Participant’s surviving children, including adopted children, in equal shares;

c. the Participant’s surviving parents, in equal shares; or

d. the legal representative of the estate of the last to die of the Participant and his or her Beneficiary.

The Plan Administrator will direct the Trustee as to the method and to whom the Trustee will make payment under this Section 9.2.

9.3 PERSONAL DATA TO COMMITTEE. Each Participant and each Beneficiary of a deceased Participant must furnish to the Plan Administrator such evidence, data or information as the Plan Administrator considers necessary or desirable for the purpose of administering the Plan. The provisions of this Plan are effective for the benefit of each Participant upon the condition precedent that each Participant will furnish promptly full, true and complete evidence, data and information when requested by the Plan Administrator, provided the Plan Administrator advises each Participant of the effect of his or her failure to comply with its request.

9.4 ADDRESS FOR NOTIFICATION. Each Participant and each Beneficiary of a deceased Participant shall file with the Plan Administrator from time to time, in writing, his or her post office address and any change of post office address. Any communication, statement or notice addressed to a Participant, or Beneficiary, at his or her last post office address filed with the Plan Administrator, or as shown on the records of the Company, binds the Participant, or Beneficiary, for all purposes of this Plan.

9.5 ASSIGNMENT OR ALIENATION. Subject to Code § 414(p) relating to qualified domestic relations orders, neither a Participant nor a Beneficiary may anticipate, assign or alienate (either at law or in equity) any benefit provided under the Plan, and the Trustee will not recognize any such anticipation, assignment or alienation. Furthermore, a benefit under the Plan is not subject to attachment, garnishment, levy, execution or other legal or equitable process.

9.6 NOTICE OF CHANGE IN TERMS. The Plan Administrator, within the time prescribed by ERISA and the applicable regulations, must furnish all Participants and Beneficiaries a summary description of any material amendment to the Plan or notice of discontinuance of the Plan and all other information required by ERISA to be furnished without charge.

9.7 LITIGATION AGAINST THE TRUST. A court of competent jurisdiction may authorize any appropriate equitable relief to redress violations of ERISA or to enforce any provisions of ERISA or the terms of the Plan. A fiduciary may receive reimbursement of expenses properly and actually incurred in the performance of its duties with the Plan.

9.8 INFORMATION AVAILABLE. Any Participant in the Plan or any Beneficiary may examine copies of the Plan description, latest annual report, any bargaining agreement, this Agreement or any other instrument under which the Plan was established or is operated. The Plan Administrator will maintain all of the items listed in this Section 9.8 in its office, or in such other place or places as it may designate from time to time in order to comply with the regulations issued under ERISA, for examination during reasonable business hours. Upon the written consent of a Participant or Beneficiary, the Plan Administrator will furnish him or her with a copy of any item listed in this Section 9.8. The Plan Administrator may make a reasonable charge to the requesting person for the copy so furnished.

9.9 APPEAL PROCEDURE FOR DENIAL OF BENEFITS. The Plan Administrator shall provide adequate notice in writing to any Participant or to any Beneficiary (“Claimant”) whose claim for benefits under the Plan the Plan Administrator has denied. The Plan Administrator’s notice to the Claimant must set forth:

a. the specific reason for the denial;

b. specific references to pertinent Plan provisions on which the Plan Administrator based its denial;

c. a description of any additional material and information needed for the Claimant to perfect his or her claim and an explanation of why the material or information is needed; and

d. that any appeal the Claimant wishes to make of the adverse determination must be in writing to the Plan Administrator within seventy-five (75) days after receipt of the Plan Administrator’s notice of denial of benefits. The Plan Administrator’s notice must further advise the Claimant that his or her failure to appeal the action to the Plan Administrator in writing within the seventy-five (75) day period will render the Plan Administrator’s determination final, binding and conclusive.

If the Claimant should appeal to the Plan Administrator, the Claimant, or his or her duly authorized representative, may submit, in writing, whatever issues and comments he or she feels are pertinent. The Claimant, or his or her duly authorized representative, may review pertinent Plan documents. The Plan Administrator will re-examine all facts related to the appeal and make a final determination as to whether the denial of benefits is justified under the circumstances. The Plan Administrator will advise the Claimant of its decision within sixty (60) days of the Claimant’s written request for review, unless special circumstances (such as a hearing) would make the rendering of a decision within the sixty (60) day limit unfeasible, but in no event may the Plan Administrator render a decision respecting a denial for a claim for benefits later than one hundred twenty (120) days after its receipt of a request for review.

The Plan Administrator’s notice of denial of benefits must identify the name of each member of the Plan Administrator and the name and address of the Plan Administrator member to whom the Claimant may forward his or her appeal.

9.10 PARTICIPANT DIRECTION OF INVESTMENT. Except as provided in this Section 9.10, a Participant does not have the right to direct the Trustee with respect to the investment or reinvestment of the assets comprising the Participant’s Account. Each Qualified Participant may direct the Trustee as to the investment of 25 percent of the value of the Participant’s Account Balance attributable to Company Stock (the “Eligible Account Balance”) within 90 days after the Accounting Date of each Plan Year (to the extent a direction amount exceeds the amount to which a prior direction under this Section 9.10 applies) during the Participant’s Qualified Election Period. For the last Plan Year in the Participant’s Qualified Election Period, the Trustee will substitute “50 percent” for “25 percent” in the immediately preceding sentence. The Qualified Participant must make his or her direction to the Trustee in writing, the direction may be effective no later than 180 days after the close of the Plan Year to which the direction applies, and the direction must specify which, if any, of the investment options the Participant selects.

A Qualified Participant may choose one of the following investment options:

a. The distribution of the portion of his or her Eligible Account Balance covered by the election. The Trustee will make the distribution within 90 days after the last day of the period during which the Qualified Participant may make the election. The provisions of this Plan applicable to a distribution of Company Stock apply to this investment option.

b. The direct transfer of the portion of his or her Eligible Account Balance covered by the election to another qualified plan of the Company which accepts such transfers, but only if the transferee plan permits employee-directed investment and does not invest in Company Stock to a substantial degree. The Trustee will make the direct transfer no later than 90 days after the last day of the period during which the Qualified Participant may make the election.

For purposes of this Section 9.10, the following definitions apply:

(1) “Qualified Participant” means a Participant who has attained age 55 and who has completed at least 10 years of participation in the Plan, subject to the terms of Code § 401(a)(28)(B). A “year of participation” means a Plan Year in which the Participant was eligible for an allocation of Company contributions, irrespective of whether the Company actually contributed to the Plan for that Plan Year.

(2) “Qualified Election Period” means the six (6) Plan Year period beginning with the Plan Year in which the Participant first becomes a Qualified Participant, subject to the terms of Code § 401(a)(28)(B).

A Participant’s right under this Section 9.10 to direct the investment of his or her Account applies solely to Company Stock acquired by the Plan after December 31, 1986.

ARTICLE X

THE COMMITTEE

10.1 GENERAL. The general administration of the Plan and responsibility for carrying out the provisions thereof shall be placed in the Committee. The Board of Directors of the Company shall determine the number of members of the Committee and shall appoint the members of the Committee who will remain in office at the will of such Board of Directors. The Committee shall have all the powers necessary or proper to accomplish the administration of this Plan, including, without limitation, the powers set forth in this Agreement.

Any person hereinafter appointed a member of the Committee shall signify his or her acceptance to the Company. The Company will apprise the Trustee concerning changes in the membership of the Committee. Any member of the Committee may resign by notifying the Company of his or her resignation. In case of a vacancy in the membership of the Committee, the remaining members of the Committee may exercise any and all of the powers, authority, duties and discretion conferred upon the Committee pending the filling of the vacancy. Vacancies in the membership of the Committee shall be filled by resolution of the Board of Directors of the Company.

10.2 COMPENSATION AND EXPENSES. Members of the Committee shall serve without compensation. If liability insurance is purchased for any members of the Committee with the consent of the Company’s Board of Directors, it shall be paid by the Company. The Committee may appoint such other agents, who need not be members of the Committee, as the Committee deems necessary for the performance of its duties. The compensation of such agents shall be determined by the Committee with the consent of the Company’s Board of Directors. The compensation of such agents plus proper expenses of the Committee will be paid by the Company.

10.3 POWERS. The Committee has the following powers and duties:

a. To direct the Trustee in regard to investment of the Trust Fund as provided in Section 11.3;

b. To determine the rights of eligibility of an Employee to participate in the Plan, the value of a Participant’s Plan Benefit and the Vested percentage of each Participant’s Account Balance;

c. To adopt rules of procedure and regulations necessary for the proper and efficient administration of the Plan provided the rules are not inconsistent with the terms of this Agreement;

d. To construe and enforce the terms of the Plan and the rules and regulations it adopts, including interpretation of this Agreement and any document related to the administration of the Plan;

e. To deliver, as soon as reasonably convenient after the contributions of the Company have been determined for the year, to the Trustee a record disclosing the names of Participants, the exact amount of the Company’s contribution allocated to their respective Accounts and the applicable amount of Compensation for the Plan Year.

f. To notify the Trustee of a Participant’s or Beneficiary’s right to a distribution of Plan Benefits, including the Vested percentage of Plan Benefits to be paid and the distribution options available, and to direct the Trustee as respects the crediting and distribution of the Trust;

g. To review and render decisions respecting a claim for (or denial of a claim for) a benefit under the Plan;

h. To furnish the Company with information which the Company may require for tax or other purposes;

i. To engage the service of agents and counsel and such clerical, medical, accounting and actuarial services as the Committee may deem advisable to carry out the provisions of the Plan and to perform its duties;

j. To engage the services of an Investment Manager or managers (as defined in ERISA Section 3(38)), each of whom shall have full power and authority to manage, acquire or dispose (or direct the Trustee with respect to acquisition or disposition) of any Plan asset under its control;

k. to adjust and settle all claims, on behalf of all persons having or claiming any interest in the Trust or under the Plan, against the Trust; and

l. To make any other determinations the Committee believes are necessary and advisable for the administration of the Plan.

The Committee must exercise all of its powers, duties and discretion under the Plan in a uniform and nondiscriminatory manner. Any determination made by the Committee is final and binding upon any affected person.

10.4 AVAILABILITY OF PLAN DOCUMENTS. The Committee shall make available to each Participant hereunder a copy of this Plan at the principal office of the Company during business hours. The Committee shall also issue explanatory material to the Participants describing the Plan. In the event of any conflict between the terms of the Plan as set forth in this Agreement and as set forth in such material, this Agreement shall control.

10.5 LIMITATION OF LIABILITY. Any member of the Committee shall be free from all liability, joint or several, for their acts and conduct, and for the acts and conduct of their agents, in the administration of the Plan, and the Company shall indemnify and save them and each of them harmless from any and all liability for their acts and conduct or the acts and conduct of their agents in their official capacity, except as prohibited by ERISA Section 410 or to the extent that such liability results from their own willful misconduct.

10.6 FUNDING POLICY. The Committee will review, not less often than annually, all pertinent Employee information and Plan data in order to establish the funding policy of the Plan and to determine the appropriate methods of carrying out the Plan’s objectives. The Committee must communicate periodically, as it deems appropriate, to the Trustee and to any Plan Investment Manager the Plan’s short-term and long-term financial needs so investment policy can be coordinated with Plan financial requirements.

10.7 MANNER OF ACTION. The Committee shall hold meetings for the purpose of acting upon all matters within the scope of its authority upon such notice, at such place or places, and such time or times as it may from time to time determine. A majority of the members of the Committee at the time in office shall constitute a quorum for the transaction of business. A secretary may be appointed by the Committee (who may or may not be a member of such Committee) to keep records of all meetings and acts of the Committee and to have custody of all documents, the preservation of which shall be necessary or convenient in the efficient operation of the Plan. An assistant secretary may also be appointed by the Committee.

All resolutions adopted or other actions taken by the Committee and any direction to the Trustee relating to investments in the Trust Fund shall be by the affirmative action of a majority of the Committee members; but any direction to the Trustee not related to investments in the Trust Fund may be signed by any designated member of said Committee. No member of the Committee shall participate in any decision of the Committee solely affecting his or her own rights or benefits under the Plan.

The decision of a majority of the members appointed and qualified controls.

10.8 AUTHORIZED REPRESENTATIVE. The Committee may authorize any one (1) of its members, or its secretary, to sign on its behalf any notices, directions, applications, certificates, consents, approvals, waivers, letters or other documents. The Committee must evidence this authority by an instrument signed by all members and filed with the Trustee.

10.9 INTERESTED MEMBER. No member of the Committee may decide or determine any matter concerning the distribution, nature or method of settlement of his or her own rights or benefits under the Plan, except in exercising an election available to that member in his or her capacity as a Participant.

10.10 INDIVIDUAL ACCOUNTS. The Committee will maintain, or direct the Trustee to maintain, a separate Account, or multiple separate Accounts, in the name of each Participant to reflect the Participant’s Account Balance. The Committee will maintain for a Participant one Account designated as the “Company Stock Account” to reflect a Participant’s interest in Company Stock held by the Trust and another Account designated as the “General Investments Account” to reflect the Participant’s interest in the Trust Fund attributable to assets other than Company Stock. If a Participant re-enters the Plan subsequent to his or her having a Forfeiture Break in Service (as defined in Section 6.7), the Committee, or the Trustee, must maintain a separate Account for the Participant’s pre-Forfeiture Break in Service Account Balance and a separate Account for his or her post-Forfeiture Break in Service Account Balance unless the Participant’s entire Account Balance under the Plan is 100 percent Nonforfeitable.

The Committee will make its allocations, or request the Trustee to make its allocations, to the Accounts of the Participants in accordance with the provisions of Section 10.12. The Committee may direct the Trustee to maintain a temporary segregated investment Account in the name of a Participant to prevent a distortion of income, gain or loss allocations under Section 10.12. The Committee must maintain records of its activities.

10.11 VALUE OF PARTICIPANT’S ACCOUNT BALANCE. The value of each Participant’s Account Balance consists of that proportion of the net worth (at Fair Market Value) of the Trust Fund which the net credit balance in his or her Account bears to the total net credit balance in the Accounts of all Participants as of the applicable Accounting Date. For purposes of a distribution under the Plan, the value of a Participant’s Account Balance attributable to his or her General Investments Account is its value as of the Accounting Date (or the “valuation date” as defined in Section 10.12) immediately preceding the date of distribution.

10.12 ALLOCATION AND DISTRIBUTION OF NET INCOME AND GAIN OR LOSS TO PARTICIPANTS’ ACCOUNTS. A “valuation date” under this Plan is each Accounting Date. As of each valuation date, the Committee will adjust the General Investment Accounts to reflect net income, gain or loss since the last valuation date. The valuation period is the period beginning the day after the last valuation date and ending on the current valuation date.

a. Company Stock Account. As of the Accounting Date of each Plan Year, the Committee first will reduce Company Stock Accounts for any Forfeitures arising under Section 6.8 and then will credit the Company Stock Account maintained for each Participant with the Participant’s allocable share of Company Stock (including fractional shares) purchased and paid for by the Trust or contributed in kind to the Trust, with any Forfeitures of Company Stock and with any stock dividends on Company Stock allocated to his or her

Company Stock Account. The Committee will allocate Company Stock acquired with an Exempt Loan under Section 11.3b. in accordance with that Section, subject, however, to the provisions of paragraph c. of this Section 10.12. Except as otherwise specifically provided in Section 11.3b., the Committee will base allocations to the Participant’s Accounts on dollar values expressed as shares of Company Stock or on the basis of actual shares where there is a single class of Company Stock. In making a forfeiture reduction under this Section 10.11, the Committee, to the extent possible, first will forfeit from a Participant’s General Investments Account before making a forfeiture from his or her Company Stock Account.

b. General Investments Account. The allocation provisions of this paragraph apply to all Participant General Investment Accounts other than segregated investment Accounts. The Committee first will adjust the Participant General Investment Accounts, as those Accounts stood at the beginning of the current valuation period, by reducing the Accounts for any Forfeitures arising under the Plan for amounts charged during the valuation period to any Accounts in accordance with Section 10.14 (relating to distributions) and for the amount of any General Investment Account which the Trustee has fully distributed since the immediately preceding valuation date. The Committee then, subject to the restoration allocation requirements of Section 6.3 or of Section 10.15, will allocate the net income, gain or loss pro rata to the adjusted Participant General Investment Accounts. The allocable net income, gain or loss is the net income (or net loss), including the increase or decrease in the Fair Market Value of assets, since the last valuation date. In making its allocation under this Section 10.12b. the Committee will exclude Company Stock and interest paid by the Trust on an Exempt Loan.

c. Dividends on Company Stock. The Committee will allocate any cash dividends the Company pays with respect to Company Stock to the General Investments Accounts of Participants in the same ratio, determined on the dividend declaration date, that Company Stock allocated to a Participant’s Company Stock Account bears to the Company Stock allocated to all Company Stock Accounts. The Committee will not allocate to the General Investments Accounts any cash dividends the Company directs the Trustee to apply to the payment of an Exempt Loan. If the Company directs the Trustee to apply cash dividends on Company Stock to the payment of an Exempt Loan, the Committee first will allocate the released Company Stock to the Participants’ Company Stock Accounts in the same ratio, determined on the dividend declaration date, that Company Stock allocated to a Participant’s Company Stock Account bears to the Company Stock allocated to all Company Stock Accounts. This first allocation of released Company Stock must equal the greater of: (1) the shares of released Company Stock equal to the Fair Market Value of the cash dividends attributable to the allocated Company Stock; or (2) the number of shares of all released Company Stock attributable to the cash dividends on allocated Company Stock. If any released Company Stock remains unallocated after the first allocation, the Committee will allocate these remaining released Company Stock under Section 5.02 as if the Company has made a Company contribution equal to the amount of the cash dividend attributable to the unallocated Company Stock.

d. Segregated Investment Accounts. A segregated investment Account receives all income it earns and bears all expense or loss it incurs. As of the valuation date, the Committee must reduce a segregated Account for any Forfeiture arising under Section 6.8 after the Committee has made all other allocations, changes or adjustments to the Account for the Plan Year.

e. Additional Rules. An Excess Amount or suspense account described in Part 2 of Article V does not share in the allocation of net income, gain or loss described in this Section 10.12b. This Section 10.12b. applies solely to the allocation of net income, gain or loss of the Trust. The Committee will allocate the Company contributions and Forfeitures, if any, in accordance with Article V. For this purpose, the Plan Administrator will allocate any gain or net income with respect to a Company contribution made during the Plan Year, but before the Accounting Date to which the contribution relates, as part of the Company contribution for that Plan Year.

f. Allocation Restriction. To the extent a shareholder sells Company Stock to the Trust and elects (with the consent of the Company) nonrecognition of gain under Code § 1042, the Committee will not, directly or indirectly, allocate under the Plan (or under any qualified plan of the Company), during the nonallocation period any portion of the purchased Company Stock to:

(1) the selling shareholder;

(2) the selling shareholder’s spouse, brothers or sisters (whether by the whole or half blood), ancestors or lineal descendants; or

(3) any shareholder owning (as determined under Code § 318(a)) more than 25 percent in value or 25 percent of the outstanding shares of any class of stock of the corporation which issues the Company Stock or of a corporation which is a Related Employer.

For purposes of this Section 10.12f., the term “Shareholder” includes the shareholder’s executor and the term “purchased Company Stock” includes any dividends or other income attributable to the purchased Company Stock and any amounts allocated in lieu of the purchased Company Stock. The allocation restrictions of this Section 10.12f. apply to a lineal descendant of a selling shareholder only to the extent the allocation of the purchased Company Stock otherwise allocable during the nonallocation period to all such lineal descendants would exceed, in the aggregate, 5 percent of the total purchased Company Stock unless any lineal descendant is, directly or indirectly, a more than 25 percent shareholder. The “nonallocation” period begins on the date of the sale of Company Stock and ends on the later of: (a) ten years after the sale date or (b) the date the Plan makes the final allocation of leverage Company Stock resulting from the final payment of the exempt loan.

10.13 INDIVIDUAL STATEMENT. As soon as practicable after the Accounting Date of each Plan Year but within the time prescribed by ERISA and the regulations under ERISA, the Committee will deliver to each Participant (and to each Beneficiary) a statement reflecting the condition of his or her Account Balance in the Trust as of that date and such other information ERISA requires be furnished the Participant or Beneficiary. No Participant, except a member of the Committee, has the right to inspect the records reflecting the Account of any other Participant.

10.14 ACCOUNT CHARGED. The Committee will charge all distributions made to a Participant or to his or her Beneficiary from his or her Account against the Account of the Participant when made. The Committee also will charge a Participant’s Account for any reasonable administrative expenses incurred by the Plan directly related to that Account.

10.15 LOST PARTICIPANTS. If the Committee is unable to locate any Participant or Beneficiary whose Account becomes distributable under Article VII or under Section 13.4 (a “Lost Participant”), the Committee will apply the provisions of this Section 10.15.

a. Attempt to Locate. The Committee will use one or more of the following methods to attempt to locate a lost Participant: (1) provide a distribution notice to the lost Participant at his/her last known address by certified or registered mail; (2) use of the IRS letter forwarding program under Rev. Proc. 94-22; (3) use of a commercial locator service, the internet or other general search method; or (4) use of the Social Security Administration search program.

b. Failure to Locate. If a lost Participant remains unlocated for six months following the date of the Committee first attempts to locate the lost Participant using one or more of the methods described in Section 10.15a., the Committee may forfeit the lost Participant’s Account. If the Committee will forfeit the lost Participant’s Account, the Forfeiture occurs at the end of the above-described six month period and the Committee will allocate the Forfeiture in accordance with Section 5.5. If a lost Participant whose Account was forfeited thereafter at any time but before the Plan has been terminated makes a claim for his/her forfeited Account, the Committee will restore the forfeited Account to the same dollar amount as the amount forfeited, unadjusted for net income, gains or losses occurring subsequent to the Forfeiture. The Committee will make the restoration in the Plan Year in which the lost Participant makes the claim, first from the amount, if any, of Forfeitures the Committee otherwise would allocate for the Plan Year, then from the amount, if any, of Trust net income or gain for the Plan Year and last from the amount or additional amount the Company contributes to the Plan for the Plan Year. The Committee will distribute the restored Account to the lost Participant not later than 60 days after the close of the Plan Year in which the Committee restores the forfeited Account.

c. Nonexclusivity and Uniformity. The provisions of this Section 10.15 are intended to provide permissible but not exclusive means for the Committee to administer the Accounts of lost Participants. The Committee may utilize any other reasonable method to locate lost Participants and to administer the Accounts of lost Participants, including the default rollover under Section 7.10c. and such other methods as the Internal Revenue Service or the U.S. Department of Labor (“DOL”) may in the future specify. The Committee will apply this Section 10.15 in a reasonable, uniform and nondiscriminatory manner, but may in determining a specific course of action as to a particular Account, reasonably take into account differing circumstances such as the amount of a lost Participant’s Account, the expense in attempting to locate a lost Participant, the Committee’s ability to establish and the expense of establishing a rollover IRA, and other factors. The Committee may charge to the Account of a lost Participant the reasonable expenses incurred under this Section 10.15 and which are associated with the lost Participant’s Account.

10.16 PLAN CORRECTION. The Committee in conjunction with the Company may undertake such correction of Plan errors as the Committee deems necessary, including correction to preserve tax qualification of the Plan under Code § 401(a) or to correct a fiduciary breach under ERISA. Without limiting the Committee’s authority under the prior sentence, the Committee, as it determines to be reasonable and appropriate, may undertake correction of Plan document, operational, demographic and employer eligibility failures under a method described in the Plan or under the Employee Plans Compliance Resolution System (“EPCRS”) or any successor program to EPCRS. The Committee, as it determines to be reasonable and appropriate, also may undertake or assist the appropriate fiduciary or plan official in undertaking correction of a fiduciary breach, including correction under the Voluntary Fiduciary Correction Program (“VFC”) or any successor program to VFC.

10.17 NO RESPONSIBILITY FOR OTHERS. Except as required under ERISA, the Committee has no responsibility or obligation under the Plan to Participants or Beneficiaries for any act (unless the Committee also serves in such capacities) required of the Company, the Trustee or of any other service provider to the Plan. The Committee is not responsible to collect any required plan contribution or to determine the correctness or deductibility or any Company contribution. The Committee in administering the Plan is entitled to, but is not required to rely upon, information which a Participant, Beneficiary, Trustee, the Company, a Plan service provider or a representatives thereof provides to the Committee.

ARTICLE XI

TRUSTEE POWERS AND DUTIES

11.1 ACCEPTANCE. The Trustee accepts the Trust created under this Agreement and agrees to perform the obligations imposed. The Trustee shall provide bond for the faithful performance of its duties under the Trust to the extent required by ERISA.

11.2 RECEIPT OF CONTRIBUTIONS. The Trustee is accountable to the Company for the funds contributed to it by the Company, but does not have any duty to see that the contributions received comply with the provisions of the Plan. The Trustee is not obliged to collect any contributions from the Company, nor is it obliged to see that funds deposited with it are deposited according to the provisions of the Plan.

11.3 TRUSTEE’S INVESTMENT.

a. Subject to the directions of the Committee, the Trustee has discretion and authority with regard to the investment of the Trust Fund, except with respect to a Plan asset under the control or direction of a properly appointed Investment Manager. The Trustee must coordinate its investment policy with Plan financial needs as communicated to it by the Committee. The Trustee is authorized and empowered, but not by way of limitation, with the following powers, rights and duties:

(1) unless directed otherwise by the Committee, to invest the Trust Fund primarily in Company Stock (“primarily” meaning the authority to hold and to acquire not more than 100 percent of the Trust Fund in Company Stock) and to invest any part or all of the Trust Fund in any common or preferred stocks, open-end or closed-end mutual funds, put and call options, traded on a national exchange, United States retirement plan bonds, corporate bonds, debentures, convertible debentures, commercial paper, U.S. Treasury Bills, U.S. Treasury Notes and other direct or indirect obligations of the United States Government or its agencies, improved or unimproved real estate situated in the United States, limited partnerships, insurance contracts of any type, mortgages, notes or other property of any kind, real or personal, and to buy or sell options on common stock on a nationally recognized exchange with or without holding the underlying common stock, and to make any other investments the Trustee deems appropriate, as a prudent person would do under like circumstances with due regard for the purposes of this Plan. Any investment made or retained by the Trustee in good faith is proper but must be of a kind (with the exception of Company Stock) constituting a diversification considered by law suitable for trust investments.

(2) to retain in cash so much of the Trust Fund as it may deem advisable to satisfy liquidity needs of the Plan and to deposit any cash held in the Trust Fund in a bank account at reasonable interest. If the Trustee is a bank or similar financial institution supervised by the United States or by a state, this paragraph (b) includes specific authority to invest in any type of deposit of the Trustee (or of a bank related to the Trustee within the meaning of Code § 414(b)) at a reasonable rate of interest or in a common trust fund (the provisions of which govern the investment of such assets and which the Plan incorporates by this reference) as described in Code § 584 which the Trustee (or its affiliate as defined in Code § 1504) maintains exclusively for the collective investment of money contributed by the bank in its capacity as Trustee and which conforms to the rules of the Comptroller of the Currency;

(3) to borrow funds from such sources, including, without limitation, the Trustee, on such terms and conditions and for such security as directed by the

Committee and to repay such indebtedness and the cost thereof out of dividend income, contributions and, if necessary, proceeds from the sale of assets of the Trust Fund;

(4) to manage, sell, contract to sell, grant options to purchase, convey, exchange, transfer, abandon, improve, repair, insure, lease for any term even though commencing in the future or extending beyond the term of the Trust, and otherwise deal with all property, real or personal, in such manner, for such considerations and on such terms and conditions as the Trustee decides;

(5) to credit and distribute the Trust as directed by the Committee. The Trustee is not obliged to inquire as to whether any payee or distributee is entitled to any payment or whether the distribution is proper or within the terms of the Plan, or as to the manner of making any payment or distribution. The Trustee is accountable only to the Committee for any payment or distribution made by it in good faith on the order or direction of the Committee;

(6) to issues notes or other obligations or otherwise borrow money, to assume indebtedness, extend mortgages and encumber by mortgage or pledge;

(7) to compromise, contest, contest, arbitrate or abandon claims and demands, in its discretion;

(8) to vote, subject to Section 11.16 and applicable provisions of the Code, all voting stock held by the Trust Fund;

(9) to lease for oil, gas and other mineral purposes and to create mineral severances by grant or reservation; to pool or unitize interests in oil, gas and other minerals; and to enter into operating agreements and to execute division and transfer orders;

(10) to hold any securities or other property in the name of the Trustee or its nominee, with depositories or agent depositories, or in another form as it may deem best, with or without disclosing the trust relationship;

(11) to perform any and all other acts in its judgment necessary or appropriate for the proper and advantageous management, investment and distribution of the Trust;

(12) to retain any funds or property subject to any dispute without liability for the payment of interest, and to decline to make payment or delivery of the funds or property until final adjudication is made by a court of competent jurisdiction;

(13) to file all tax returns required of the Trustee;

(14) to furnish to the Company and the Committee an annual statement of account showing the condition of the Trust Fund and all investment, receipts, disbursements and other transactions effected by the Trustee during the Plan Year covered by the statement and also stating the assets of the Trust held at the end of the Plan Year, which accounts shall be conclusive on all persons, including the Company and the Committee, except as to any act or transaction concerning which the Company and the Committee files with the Trustee written exceptions or objections within ninety (90) days after the receipt of the accounts, or for which ERISA authorizes a longer period within which to object; and

(15) to begin, maintain or defend any litigation necessary in connection with the administration of the Plan, except that the Trustee is not obliged or required to do so unless indemnified to its satisfaction.

b. Exempt Loan. This Section 11.3b. specifically authorizes the Trustee to enter into an Exempt Loan transaction. The following terms and conditions will apply to any Exempt Loan:

(1) The Trustee will use the proceeds of the loan within a reasonable time after receipt only for any or all of the following purposes: (a) to acquire Company Stock, (b) to repay such loan, or (c) to repay a prior Exempt Loan. Except as provided under Article XIII, no Company Stock Security acquired with the proceeds of an Exempt Loan may be subject to a put, call or other option, or buy-sell or similar arrangement while held by and when distributed from this Plan, whether or not this Plan is then an employee stock ownership plan.

(2) The interest rate of the loan may not be more than a reasonable rate of interest.

(3) Any collateral the Trustee pledges to the creditor must consist only of the assets purchased by the borrowed funds and those assets the Trust used as collateral on the prior Exempt Loan repaid with the proceeds of the current Exempt Loan.

(4) The creditor may have no recourse against the Trust under the loan except with respect to such collateral given for the loan, contributions (other than contributions of Company Stock) that the Company makes to the Trust to meet its obligations under the loan, and earnings attributable to such collateral and the investment of such contributions. The payment made with respect to an Exempt Loan by the Plan during a Plan Year must not exceed an amount equal to the sum of such contributions and earnings received during or prior to the year less such payments in prior years. The Committee and the Trustee must account separately for such contributions and earnings in the books of account of the Plan until the Trust repays the loan.

(5) In the event of default upon the loan, the value of Plan assets transferred in satisfaction of the loan must not exceed the amount of the default, and if the lender is a Disqualified Person, the loan must provide for transfer of Plan assets upon default only upon and to the extent of the failure of the Plan to meet the payment schedule of the loan.

(6) The Trustee must add and maintain all assets acquired with the proceeds of an Exempt Loan in a suspense Account referred to in this Article XI as the “Exempt Loan Suspense Account.” Separate suspense accounts shall be maintained if more than one loan is present, and separate calculations shall be made for each loan. In withdrawing assets from the Suspense Account, the Trustee will apply the provisions of Treas. Reg. §§ 54.4975-7(b)(8) and (15) as if all securities in the Exempt Loan Suspense Account were encumbered.

(7) During the duration of the Exempt Loan, upon the payment of any portion of the loan, the Trustee will effect the release of assets in the Exempt Loan Suspense Account from encumbrances. For each Plan Year during the duration of the loan, the number of shares of Company Stock released must equal the number of encumbered shares of Company Stock held immediately before release for the current Plan Year multiplied by a fraction. The numerator of the fraction is the amount of principal paid for the Plan Year. The denominator of the fraction is the sum of the numerator plus the principal to be paid for all future Plan Years. The number of future Plan Years under the loan must be definitely ascertainable and must be determined without taking into account any possible extension or renewal periods. If the interest rate under the loan is variable, the interest to be paid in future Plan Years must be computed by using the interest rate applicable as of the end of the Plan Year. If collateral includes more than one class of Company Stock, the number of shares of Company Stock of each class to be released for a Plan Year must be determined by applying the same fraction to each such class. The Committee will allocate assets withdrawn from the Exempt Loan Suspense Account to the Accounts of Participants who otherwise share in the allocation of the Company’s contribution for the Plan Year for which the Trustee has paid the portion of the loan resulting in the release of the assets. The Committee consistently will make this allocation as of each Accounting Date on the basis of non-monetary units, taking into account the relative Compensation of all such Participants for such Plan Year.

The foregoing allocation method shall apply only if the loan provides for annual payments of principal and interest at a cumulative rate that is not less rapid at any time than level annual payments for such amounts for ten (10) years. Further, shares released from encumbrance shall be determined solely with reference to principal payments, and interest included in any payments shall be disregarded only to the extent that the interest would be determined to be interest under standard loan amortization tables. If at any time, by reason of a renewal, extension or refinancing, the sum of the expired duration of the exempt loan, the renewal period, the extension period and the duration of a new exempt loan exceeds ten (10) years, or if, at any time, the other terms and conditions of this subparagraph (7) are not met, then from such time shares of Company Stock shall be released pursuant to subparagraph (8) below.

(8) If the allocation method set forth in subparagraph (7) is not applicable, then upon the payment of any portion of the loan, the Trustee will effect the release of assets in the Exempt Loan Suspense Account from encumbrances in accordance with this subparagraph (8). For each Plan Year during the duration of the loan, the number of shares of Company Stock released must equal the number of encumbered shares of Company Stock held immediately before release for the current Plan Year multiplied by a fraction. The numerator of the fraction is the amount of principal and interest paid for the Plan Year. The denominator of the fraction is the sum of the numerator plus the principal and interest to be paid for all future Plan Years. The number of future Plan Years under the loan must be definitely ascertainable and must be determined without taking into account any possible extension or renewal periods. If the interest rate under the loan is variable, the interest to be paid in future Plan Years must be computed by using the interest rate applicable as of the end of the Plan Year. If collateral includes more than one class of Company Stock, the number of shares of Company Stock of each class to be released for a Plan Year must be determined by applying the same fraction to each such class. The Committee will allocate assets withdrawn from the Exempt Loan Suspense Account to the Accounts of Participants who otherwise share in the allocation of the Company’s contribution for the Plan Year for which the Trustee has paid the portion of the loan resulting in the release of the assets. The Committee consistently will make this allocation as of each Accounting Date on the basis of non-monetary units, taking into account the relative Compensation of all such Participants for such Plan Year.

(9) Notwithstanding any provision of this Agreement to the contrary, if the Plan acquires shares of Company Stock with the proceeds of an Exempt Loan, and the Lender for such Exempt Loan utilizes the interest exclusion available under Code § 133, then each Participant shall be entitled to direct the Trustee as to the manner in which shares of Company Stock allocated to the Participant’s Account which were acquired with the proceeds of such Exempt Loan are to be voted on all matters with respect to which such shares are entitled to vote.

(10) The loan must be for a specific term and may not be payable at the demand of any person except in the case of default.

(11) Notwithstanding the fact this Plan ceases to be an employee stock ownership plan, Company Stock acquired with the proceeds of an Exempt Loan will continue after the Trustee repays the loan to be subject to the provisions of Treas. Reg §§ 54.4975-7(b)(4), (10), (11) and (12) relating to put, call or other options and to buy-sell or similar arrangements, except to the extent these regulations are inconsistent with Code § 409(h).

(12) Any Company Stock acquired with the proceeds of an Exempt Loan, or otherwise, must be subject to a put option which is exercisable only by a Participant or his or her Beneficiary. Any such Company Stock acquired may be put to the Company. The Plan may assume the rights and obligations of the Company at the time that the put option is exercised. The put option shall be exercisable during the period beginning on the date that the Company Stock is distributed and ending fifteen (15) months following such date. Such period shall not include any period during which the distributee is unable to exercise the put option because the party bound by the put option is prohibited from honoring it by applicable federal or state law. The distributee of the Company Stock must notify the Company in writing the put option is being exercised. The price at which a put option is exercisable is the Fair Market Value of the Company Stock as determined under Section 3.17. That price may be paid by the Company (or the Plan) in five substantially equal annual installments, the first of which shall be paid within thirty (3) days after the put option is exercised. Notwithstanding the foregoing, the payment period may be extended to the earlier of ten years from the date the put option is exercised or the date on which the Plan repays the proceeds of the Exempt Loan used by the Plan to acquire the security subject to the put option. If the Plan repays an Exempt Loan used or if the Plan ceases to be an employee stock ownership plan, the protections and rights enumerated above shall continue to exist.

(13) Company Stock acquired with the proceeds of an Exempt Loan or otherwise shall be subject to a right of first refusal first by the Company and then by the Plan. The selling price of the Company Stock and any other terms of this right shall not be less favorable to the seller than the greater of:

(a) Fair Market Value as defined in Section 3.17; or

(b) the purchase price and other terms offered by a buyer (other than the Company or the Plan) making a good faith offer to purchase the Company Stock.

This right to first refusal shall expire fourteen (14) days after the stockholder gives written notice to both the Company and the Plan that an offer by a third party to purchase the security has been received.

11.4 RECORDS AND STATEMENTS. The records of the Trustee pertaining to the Plan must be open to the inspection of the Committee and the Company at all reasonable times and may be audited from time to time by any person or persons as the Company and Committee may specify in writing. The Trustee shall furnish the Committee with whatever information relating to the Trust Fund the Committee considers necessary.

11.5 FEES AND EXPENSES FROM FUND. The Trustee will receive reasonable annual compensation as may be agreed upon from time to time between the Company and the Trustee. The Trustee will pay all fees and expenses reasonably incurred by it in its administration of the Plan from the Trust Fund unless the Company pays the fees and expenses. The Committee shall not treat any fee or expense paid, directly or indirectly, by the Company as a Company contribution, provided the fee or expense relates to the ordinary and necessary administration of the Fund. No person who is receiving full pay from the Company shall receive compensation for services as Trustee from the Trust Fund.

11.6 PARTIES TO LITIGATION. Except as otherwise provided by ERISA, only the Company and the Plan Administrator and the Trustee are necessary parties to any court proceeding involving the Trustee or the Trust Fund. No Participant, or Beneficiary, is entitled to any notice of process unless required by ERISA. Any final judgment entered in any proceeding will be conclusive upon the Company and the Plan Administrator, the Trustee, Participants and Beneficiaries.

11.7 PROFESSIONAL AGENTS. The Trustee may employ and pay from the Trust Fund reasonable compensation to agents, attorneys, accountants and other persons to advise the Trustee as in its opinion may be necessary. The Trustee may delegate to any agent, attorney, accountant or other person selected by it any non-Trustee power or duty vested in it by the Plan, and the Trustee may act or refrain from acting on the advice or opinion of any agent, attorney, accountant or other person so selected.

11.8 DISTRIBUTION OF TRUST FUND. Subject to Section 7.4b. and Section 13.6, the Trustee shall make all distributions of benefits under the Plan in Company Stock valued at Fair Market Value as of the valuation date immediately preceding the date of distribution. The Trustee shall pay in cash any fractional share of Company Stock to which a Participant or his or her Beneficiary is entitled.

In the event the Trustee is to make a distribution in shares of Company Stock, the Trustee shall apply any balance in a Participant’s General Investments Account to provide shares of Company Stock for distribution at the Fair Market Value as of the Accounting Date immediately preceding the distribution.

11.9 DISTRIBUTION DIRECTIONS. If no one claims a payment or distribution made from the Trust, the Trustee shall promptly notify the Committee and then dispose of the payment in accordance with the subsequent direction of the Committee.

11.10 THIRD PARTY. No person dealing with the Trustee is obligated to see to the proper application of any money paid or property delivered to the Trustee, or to inquire whether the Trustee has acted pursuant to any of the terms of the Plan. Each person dealing with the Trustee may act upon any notice, request or representation in writing by the Trustee, or by the Trustee’s duly authorized agent, and is not liable to any person in so acting. The certificate of the Trustee that it is acting in accordance with the Plan will be conclusive in favor of any person relying on the certificate. If more than two persons act as Trustee, the decision of a majority of such persons controls with respect to any decision regarding the administration or investment of the Trust Fund.

11.11 RESIGNATION. The Trustee may resign at any time as Trustee of the Plan by giving thirty (30) days’ written notice in advance to the Company and to the Committee. If the Company fails to appoint a successor Trustee within 60 days of its receipt of the Trustee’s written notice of resignation, the Trustee will treat the Company as having appointed itself as Trustee and as having filed its acceptance of appointment with the former Trustee.

11.12 REMOVAL. The Company, by giving thirty (30) days’ written notice in advance to the Trustee, may remove any Trustee. In the event of the resignation or removal of a Trustee, the Company must appoint a successor Trustee if it intends to continue the Plan. If two or more persons hold the position of Trustee, in the event of the removal of one such person, during any period the selection of a replacement is pending, or during any period such person is unable to serve for any reason, the remaining person or persons will act as the Trustee.

11.13 INTERIM DUTIES AND SUCCESSOR TRUSTEE. Each successor Trustee succeeds to the title to the Trust vested in its predecessor by accepting in writing its appointment as successor Trustee and filing the acceptance with the former Trustee and the Committee without the signing or filing of any further statement. The resigning or removed Trustee, upon receipt of acceptance in writing of the Trust by the successor Trustee, must execute all documents and do all acts necessary to vest the title of record in any successor Trustee. Each successor Trustee has and enjoys all of the powers, both discretionary and ministerial, conferred under this Agreement upon its predecessor. A successor Trustee is not personally liable for any act or failure to act of any predecessor Trustee, except as required under ERISA. With the approval of the Company and the Committee, a successor Trustee, with respect to the Plan, may accept the account rendered and the property delivered to it by a predecessor Trustee without incurring any liability or responsibility for so doing.

11.14 VALUATION OF TRUST. The Trustee must value the Trust Fund as of each Accounting Date to determine the Fair Market Value of each Participant’s Account Balance in the Trust, and the Trustee also must value the Trust Fund on such other dates as directed by the Committee.

11.15 LIMITATION ON LIABILITY - IF INVESTMENT MANAGER APPOINTED. The Trustee is not liable for ERISA’s or omissions of any Investment Manager or Managers the Committee may appoint, nor is the Trustee under any obligation to invest or otherwise manage any asset of the Plan which is subject to the management of a properly appointed Investment Manager.

The Committee, the Trustee and any properly appointed Investment Manager may execute a letter agreement as a part of this Plan delineating the duties, responsibilities and liabilities of the Investment Manager with respect to any part of the Trust Fund under the control of the Investment Manager.

11.16 PARTICIPANT VOTING RIGHTS - Company Stock.

a. Tenders For Company Stock.

(1) Notwithstanding any other provision of this Plan to the contrary, if any, but subject to the provisions of subparagraphs (2), (3), (4), (5) and (6) of this paragraph a., in the event an offer shall be received by the Trustee (including but not limited to a tender offer or exchange offer within the meaning of the Securities Exchange Act of 1934, as from time to time amended and in effect) to acquire any shares of Company Stock held by the Trustee in the Trust, whether or not allocated to the Account of any Participant (hereinafter referred to as an “Offer”), the Trustee shall have no discretion or authority to sell, exchange or transfer any of such shares pursuant to such Offer except to the extent, and only to the extent, that the Trustee is timely directed to do so in writing (a) with respect to any Company Stock held by the Trustee subject to such Offer and allocated to the Account of any Participant, by each Participant to whose Account any of such shares are allocated, as a named fiduciary, within the meaning of Section 403(a)(1) of ERISA (referred to in this Section 11.16 as “named fiduciary”) and (b) with respect to any Company Stock held by the Trustee subject to such Offer and not allocated to the Account of any Participant, by each Participant who has Company Stock allocated to his or her Account, as named fiduciary, with respect to an amount of such unallocated Company Stock equal to the total amount of unallocated Company Stock, multiplied by a fraction the numerator of which is the amount of Company Stock allocated to the Participant’s Account under the Plan and the denominator of which is the total amount of Employers Securities allocated to the Accounts of all Participants under the Plan.

Upon timely receipt of such instructions, the Trustee shall, subject to the provisions of subparagraphs (3), (4) and (6) of this paragraph a., sell, exchange or transfer pursuant to such Offer, only such shares as to which such instructions were given. The Trustee shall use its best efforts to communicate or cause to be communicated to each Participant the consequences of any failure to provide timely instructions to the Trustee.

In the event, under the terms of an Offer or otherwise, any shares of Company Stock tendered for sale, exchange or transfer pursuant to such Offer may be withdrawn from such Offer, the Trustee shall follow such instructions respecting the withdrawal of such securities from such Offer in the same manner and the same proportion as shall be timely received by the Trustee from the Participants as named fiduciaries entitled under this paragraph to give instructions as to the sale, exchange or transfer of securities pursuant to such Offer.

(2) In the event that an Offer for fewer than all of the shares of Company Stock held by the Trustee in the Trust shall be received by the Trustee, each Participant who has been allocated any of such Company Stock subject to such Offer shall be entitled to direct the Trustee as to the acceptance or rejection of such Offer (as provided by subparagraph (1) of this paragraph a.) with respect to the largest portion of such Company Stock as may be possible given the total number or amount of shares of Company Stock the Plan may sell, exchange or transfer pursuant to the Offer based upon the instructions received by the Trustee from all other Participants who shall timely instruct the Trustee pursuant to this paragraph to sell, exchange or transfer such shares pursuant to such Offer, each on a pro rata basis in accordance with the number or amount of such shares allocated to their respective Company Stock Accounts.

(3) Notwithstanding the provisions of subparagraphs (1) and (2) of this paragraph to the contrary, in the event that an Offer for fewer than 10 percent of all Company Stock held by the Trustee subject to such Offer held by the Trustee in the Trust shall be received by the Trustee, the Trustee shall determine, in its sole discretion, whether to sell, exchange or transfer any Company Stock pursuant to such Offer, taking into consideration items set forth in subparagraph (6) of this paragraph a.; provided, however, if there are multiple Offers within any twelve month period (each Offer being for fewer than 10 percent of the Company Stock held by the Trustee), the Trustee shall be required to solicit directions from Participants, as named fiduciaries, pursuant to the provisions of this Section 11.16 with respect to each outstanding Offer that, after taking into account all Company Stock sold, exchanged or transferred in accordance with any other Offer within the preceding 12 months and all outstanding Offers for Company Stock, would result in the sale, exchange or transfer within such 12-month period, in the aggregate with all other outstanding Offers, of more than 10 percent of the Company Stock held by the Trustee if all outstanding Offers were accepted by the Trustee.

(4) In the event an Offer shall be received by the Trustee and instructions shall be solicited from Participants in the Plan pursuant to subparagraph (1) of this paragraph a. regarding such Offer, and prior to termination of such Offer, another Offer is received by the Trustee for the Company Stock subject to the first Offer, the Trustee shall use its best efforts under the circumstances to solicit instructions from the Participants to the Trustee (a) with respect to Company Stock tendered for sale, exchange or transfer pursuant to the first Offer, whether to withdraw such tender, if possible, and, if withdrawn, whether to tender any Company Stock so withdrawn for sale, exchange or transfer pursuant to the second Offer and (b) with respect to Company Stock not tendered for sale, exchange or transfer pursuant to the first Offer, whether to tender or not to tender such Company Stock for sale, exchange or transfer pursuant to the second Offer. The Trustee shall follow all such instructions received in a timely manner from Participants in the same manner and in the same proportion as provided in subparagraph (1). With respect to any further Offer for any Company Stock received by the Trustee and subject to any earlier Offer (including successive Offers from one or more existing offerors), the Trustee shall act in the same manner as described above.

(5) In the event an Offer for any Company Stock held by the Trustee in the Trust shall be received by the Trustee and the Participants shall be entitled to determine to accept, reject or withdraw an acceptance of such Offer pursuant to subparagraphs (1) through (4), (a) the Company and the Trustee shall not interfere in any manner with the decision of any Participant regarding the action of the Participant with respect to such Offer (hereinafter referred to as an “Investment Decision”), and the Trustee shall arrange for such Investment Decision to be made on a confidential basis; (b) the Trustee shall use its best efforts to communicate or cause to be communicated to all Participants the provisions of the Plan and Trust Agreement relating to the right of Participants to direct the Trustee with respect to Company Stock subject to such Offer, including unallocated Company Stock, and of the obligation of the Trustee to follow such directions; (c) the Trustee shall use its best efforts to distribute or cause to be distributed to Participants all communications directed generally to the owners of the Company Stock to whom such Offer is made or is available; and (d) the Trustee shall use its best efforts to distribute or cause to be distributed to Participants all communications that the Trustee may receive, if any, from the persons making the Offer or any other interested party (including the Company) relating to the Offer. The Company and the Committee shall provide the Trustee with such information and assistance as the Trustee may reasonably request in connection with any communications or distributions to Participants. In no event shall the communications to Participants by the offeror, the Company or other interested parties or public communications directed generally to the owners of the Company Stock which are the subject of an Offer be deemed to be interference in the making of an Investment Decision by any Participant; provided, however, that Act § 510 shall apply to any communication which threatens or intimates that actions which would violate Act § 510 will or might be taken with respect to any Participant who does not make an Investment Decision in accord with the wishes of the Company.

(6) In the event a court of competent jurisdiction shall issue to the Plan, the Company or the Trustee an opinion or order, which shall, in the opinion of counsel to the Company or the Trustee, invalidate under ERISA, in all circumstances or in any particular circumstances, any provision or provisions of this paragraph a. regarding the determination to be made as to whether or not Company Stock held by the Trustee shall be tendered pursuant to an Offer or cause any such provision or provisions to conflict with ERISA, then, upon notice thereof to the Company or the Trustee, as the case may be, such invalid or conflicting provisions of this paragraph a. shall be given no further force or effect. In such circumstances the Trustee shall have no discretion to tender or not to tender Company Stock held in the Trust unless required under such order or opinion, but shall follow instructions received from Participants, to the extent such instructions have not been invalidated by such order or opinion. To the extent required to exercise any residual fiduciary responsibility with respect to such sale, exchange or transfer, the Trustee shall take into account in exercising its fiduciary judgment, unless it is clearly imprudent to do so, directions timely received from Participants, as such directions are most indicative of what action is in the best interests of Participants. Further, the Trustee, in addition to taking into consideration any relevant financial factors bearing on any such decision, shall take into consideration any relevant non-financial factors, including, but not limited to, the continuing job security of Participants as Employees of the Company or of any of its subsidiaries, conditions of employment, employment opportunities and other similar matters, and the prospect of the Participants and prospective Participants for future benefits under the Plan (including any subsequent release and allocation of Company Stock held in the Exempt Loan Suspense Account required under Section 11.3b.(6).

(7) Notwithstanding anything elsewhere in this Plan or Trust Agreement to the contrary, any proceeds received by the Trustee as a result of the sale, exchange or transfer of Company Stock pursuant to an Offer shall be reinvested in Company Stock by the Trustee, if such securities are available for purchase and if not, to the extent attributable to unallocated stock in the Exempt Loan Suspense Account, shall be used to pay down the Exempt Loan. The balance of the proceeds, if any, and the proceeds attributable to allocated Company Stock shall be invested in short-term, fixed income investments selected by the Trustee and having a maturity of not more than two years from the time such investment is made until the Trustee is otherwise directed by the Committee or until the Participants to whose accounts such investments are allocated shall be entitled to make investment elections with respect to such accounts in accordance with the Plan.

b. Voting Company Stock; Options and Other Rights.

(1) Notwithstanding any other provision of this Plan to the contrary, if any, the Trustee shall have no discretion or authority to vote Company Stock held in the Trust by the Trustee on any matter presented for a vote by the stockholders of the Company except in accordance with timely directions received by the Trustee from Participants who have Company Stock allocated to their Accounts under the Plan. Such directions shall be given by Participants acting in their capacity as named fiduciaries with respect to both allocated and unallocated Company Stock and, upon timely receipt of such instructions, the Trustee shall vote the Company Stock held in the Trust pursuant to the directions of Participants giving instructions to the Trustee as set forth below.

(a) Company Stock in Accounts. Each Participant who has Company Stock allocated to his or her Company Stock Account shall provide directions to the Trustee on any matter to be presented for a vote by the stockholders of the Company with respect to Company Stock allocated to the Account of the Participant under the Plan and the Trustee shall follow such directions.

With respect to Company Stock in any Account for which no instructions were timely received by the Trustee, the Trustee shall vote such Company Stock in accordance with the directions of the Participants who gave timely instructions to the Trustee, in the same manner and in the same proportion to the voting of Participants on such Company Stock with respect to which timely instructions were given.

(b) Company Stock in the Exempt Loan Suspense Account and other Unallocated Company Stock. Each Participant who has been allocated Company Stock to his or her Account shall, as named fiduciary, direct the Trustee with respect to the vote of Company Stock held by the Trustee in the Exempt Loan Suspense Account and all other unallocated Company Stock, and the Trustee shall follow the directions of those Participants who provide timely instructions to the Trustee. Each Participant who has been allocated Company Stock to his or her Account entitled to vote on any matter presented for a vote by the stockholders shall separately direct the Trustee with respect to the vote of a portion of the shares of Company Stock that are not allocated to the Account of any Participant or for which no instructions were timely received by the Trustee, whether or not allocated to the Account of any Participant. Such direction shall be with respect to such number of votes equal to the total number of votes attributable to Company Stock not allocated or with respect to which no responses were received multiplied by a fraction the numerator of which is the number of votes attributable to such Company Stock allocated to the Participant’s Company Stock Account and the denominator of which is the total number of votes attributable to such Company Stock allocated to the Account of all such Participants who have provided directions to the Trustee under this subparagraph.

(c) The Trustee shall use its best efforts to communicate or cause to be communicated to all Participants the provisions of this Plan and the Trust Agreement relating to the right of Participants to direct the Trustee with respect to the voting of Company Stock allocated to their Accounts under the Plan and of Company Stock not allocated to the Account of any Participant. The Trustee shall use its best efforts to distribute or cause to be distributed to Participants all communications directed generally to the owners of Company

Stock entitled to vote, and the Trustee shall use its best efforts to distribute or cause to be distributed to Participants all communications that the Trustee may receive, if any, from any person soliciting proxies or any other interested party (including the Company) relating to the matters being presented for a vote by the stockholders of the Company. The Company and the Committee shall provide the Trustee with such information and assistance as the Trustee may reasonably request in connection with any communications or distributions to Participants. In no event shall the communications to Participants with respect to matters being presented for a vote at a meeting of the stockholders of the Company by the Company or other interested parties or public communications directed generally to the stockholders of the Company be deemed to be interference in the making of a decision by any Participant as to the voting of Company Stock; provided, however, that Act § 510 shall apply to any communication which threatens or intimates that actions which would violate Act § 510 will or might be taken with respect to any Participant who does not issue directions to the Trustee in accord with the wishes of the Company.

(d) In the event a court of competent jurisdiction shall issue an opinion or order to the Plan, the Company or the Trustee which shall, in the opinion of counsel to the Company or the Trustee, invalidate under ERISA, in all circumstances or in any particular circumstances, any provision or provisions of this paragraph b. regarding the manner in which Company Stock held in the Trust shall be voted or cause any such provision or provisions to conflict with ERISA, then, upon notice thereof to the Company or the Trustee, as the case may be, such invalid or conflicting provision of this paragraph b. shall be given no further force or effect. In such circumstances the Trustee shall nevertheless have no discretion to vote Company Stock held in the Trust unless required under such order or opinion but shall follow instructions received from Participants, to the extent such instructions have not been invalidated. To the extent required to exercise any residual fiduciary responsibility with respect to voting, the Trustee shall take into account in exercising its fiduciary judgment, unless it is clearly imprudent to do so, directions timely received from Participants, as such directions are most indicative of what is in the best interests of Participants. Further, the Trustee, in addition to taking into consideration any relevant financial factors bearing on any such decision, shall take into consideration any relevant non-financial factors, including, but not limited to, the continuing job security of Participants as Employees of the Company or any of its subsidiaries, conditions of employment, employment opportunities and other similar matters, and the prospect of the Participants and prospective Participants for future benefits under the Plan (including any subsequent release and allocation of Company Stock held in the Exempt Loan Suspense Account).

(e) In the event that any option, right, warrant or similar property derived from or attributable to the ownership of Company Stock shall be granted, distributed or otherwise issued which is and shall become exercisable, each Participant shall be entitled, subject to the provisions set forth below, to direct the Trustee to sell, exercise, distribute (with the consent of the Committee) or retain any such option, right, warrant or similar property. For such purpose there shall be furnished to each Participant, on a timely and confidential basis, a form to be returned to the Trustee on which he or she may set forth his or her direction whether to sell, exercise, distribute or retain part or all of such option, right, warrant or similar property. Upon timely receipt of such form or other appropriate written direction, the Trustee shall follow such direction to sell, exercise, distribute or retain part or all of any such options, rights, warrants or similar property and, if such direction is to retain the same, the Trustee shall follow any later appropriate written directions to sell, exercise or distribute such options, rights, warrants or similar property upon receipt thereof. If a Participant shall direct the Trustee to exercise part or all of such options, rights, warrants or similar property, the Trustee shall accumulate the amount equal to the consideration necessary to exercise, from among the following sources: (1) by obtaining appropriate written direction and authorization from the Participant respecting one or more of a) if and to the extent necessary, the transfer and use, as he or she may designate, of the uninvested cash, if any, allocated to him or her in his or her General Investments Account; and b) if and to the extent necessary, the sale of part of his or her options, rights, warrants or similar property, and use of the proceeds thereof to exercise the remaining options, rights, warrants or similar property which he or she has directed to be exercised or (2) if and to the extent necessary, and to the extent the Trustee is willing and able, by borrowing an amount equal to the consideration necessary to exercise, provided that any such contribution or borrowing is permitted by applicable law and further provided that such contribution or borrowing will not adversely affect the continued qualified status of the Plan or continued exempt status of the Trust under the Code. In the event of any such borrowing, the Trustee shall make provisions for repayment thereof. The securities acquired by the Trustee upon such exercise shall be held in a special account or accounts established in the Trust at that time. If a Participant shall direct the Trustee to distribute to him or her any such options, rights, warrants or similar property, the Trustee, with the consent of the Committee, shall distribute such options, rights, warrants or similar property provided, as certified by the Committee, (1) the Participant is age 65 or more or has five or more years of Service and (2) such distribution will not adversely affect the continued qualified status of the Plan or continued exempt status of the Trust under the Code. If a Participant fails or refuses to file, with the Committee, an election not to withhold any Federal taxes upon such distribution, the Trustee shall be deemed to be authorized, to the extent necessary, as instructed by the Committee, to sell part of such options, rights, warrants, or similar property and use the proceeds therefrom to pay all applicable Federal withholding taxes due in connection with such distribution. Upon any such distribution, the Trustee shall report the same to the Committee to permit compliance with the applicable reporting provisions of the Code. For all Plan purposes, all options, rights, warrants or similar property described in this subparagraph (2) of paragraph b. hereof, shall be treated as income added to the appropriate Accounts of Participants. If, within a reasonable period of time after the form soliciting direction from a Participant has been sent, no written direction shall have been received by the Trustee from him or her, the Trustee shall, in its sole discretion, sell, exercise or retain and keep unproductive of income such option, right, warrant or similar property for which no response has been received from such Participant and also for options, rights, warrants or similar property derived from, or attributable to, the ownership of Company Stock not yet allocated to any Participant’s Company Stock Account.

In addition the Trustee shall, in its sole discretion, sell, exercise or retain and keep unproductive of income such option, right, warrant or similar property attributable to unallocated Company Stock held in the Exempt Loan Suspense Account or other Account. In the event of a discretionary decision by the Trustee to exercise, the Trustee shall be deemed to be authorized to accumulate the amount equal to the consideration necessary to exercise from any of the sources specified herein and to hold such acquired securities in the Trust as specified herein. In connection with any discretionary decisions by the Trustee to sell, exercise or retain and keep unproductive of income any such option, right, warrant or similar property, the Trustee shall consider, in addition to any relevant financial factors, such as those set forth in paragraph b.(1)(d) hereof, all as evidenced by the proportion of the directions received from Participants to either sell, exercise or retain such options, rights, warrants or similar property, and shall also consider such other factors as the Trustee may deem relevant.

11.17 COMMITTEE DIRECTIONS. Any powers granted to the Trustee hereunder that are to be exercised according to the direction of the Committee shall be exercised by the Trustee only if, when and as directed by the Committee. The Trustee shall be under no liability for any loss or breach of trust of any kind which may result from any action due to compliance with a direction of the Committee or the failure of the Committee to give direction provided the Trustee has acted prudently.

The Trustee may assume that the Committee is discharging its duties under this agreement until and unless it is notified to the contrary in writing by any person known to the Trustee to be a Participant in the Plan or by the Company. In the event the Trustee receives such written notice, then the Trustee shall communicate such written notice to the Committee and may if it so desires, after 30 days written notice to the Committee and to the Company, apply to a court of competent jurisdiction for guidance with respect to the disposition of the Trust Fund.

11.18 PROTECTION OF THE TRUSTEE. The Trustee shall be fully protected from any responsibility for action taken or omitted in accordance with the instructions, directions or approvals of the Committee, provided the Trustee has acted prudently.

ARTICLE XII

TOP-HEAVY PROVISIONS

12.1 DETERMINATION OF TOP HEAVY STATUS. If this Plan is the only qualified plan maintained by the Company, the Plan is top heavy for a Plan Year if the top heavy ratio as of the Determination Date exceeds 60 percent. The top heavy ratio is a fraction, the numerator of which is the sum of the present value of Account Balances of all Key Employees as of the Determination Date and the denominator of which is a similar sum determined for all Employees. The Plan Administrator must include in the top heavy ratio, as a part of the present value of Account Balances, any contribution not made as of the Determination Date but includible under Code § 416 and the applicable Treasury regulations, and distributions made within the Determination Period. The Plan Administrator must calculate the top heavy ratio by disregarding the Account Balance (and distributions, if any, of the Account Balance) of any Non-Key Employee who was formerly a Key Employee, and by disregarding the Account Balance (including distributions, if any, of the Account Balance) of any individual who has not received credit for at least one Hour of Service with the Company during the Determination Period. The Plan Administrator must calculate the top heavy ratio, including the extent to which it must take into account distributions, rollovers and transfers, in accordance with Code § 416 and the regulations under that Code section.

If the Company maintains other qualified plans (including a simplified employee pension plan), or maintained another such plan which now is terminated, this Plan is top heavy only if it is part of the Required Aggregation Group, and the top heavy ratio for the Required Aggregation Group and for the Permissive Aggregation Group, if any, each exceeds 60 percent. The Plan Administrator will calculate the top heavy ratio in the same manner as required by the first paragraph of this Section 12.1, taking into account all plans within the Aggregation Group. To the extent the Plan Administrator must take into account distributions to a Participant, the Plan Administrator must include distributions from a terminated plan which would have been part of the Required Aggregation Group if it were in existence on the Determination Date. The Plan Administrator will calculate the present value of Account Balance under defined benefit plans or simplified employee pension plans included within the group in accordance with the terms of those plans, Code § 416 and the regulations under that Code section. If a Participant in a defined benefit plan is a Non-Key Employee, the Plan Administrator will determine his Account Balance under the accrual method, if any, which is applicable uniformly to all defined benefit plans maintained by the Company or, if there is no uniform method, in accordance with the slowest accrual rate permitted under the fractional rule accrual method described in Code § 411(b)(1)(C). To calculate the present value of benefits from a defined benefit plan, the Plan Administrator will use ERISA assumptions (interest and mortality only) prescribed by the defined benefit plan(s) to value benefits for top heavy purposes. If any aggregated plan does not have a valuation date coinciding with the Determination Date, the Plan Administrator must value the Account Balances in the aggregated plan as of the most recent valuation date falling within the twelve-month period ending on the Determination Date, except as Code § 416 and applicable Treasury regulations require for the first and second plan year of a defined benefit plan. The Plan Administrator will calculate the top heavy ratio with reference to the Determination Dates that fall within the same calendar year.

12.2 DEFINITIONS. For purposes of applying the provisions of this Plan:

a. “Company” means the Company that adopts this Plan and any Related Employers.

b. “Compensation” means Compensation as determined under Section 5.8.b. (relating to the Highly Compensated Employee definition).

c. “Determination Date” for any Plan Year is the Accounting Date of the preceding Plan Year or, in the case of the first Plan Year of the Plan, the Accounting Date of that Plan Year. The “Determination Period” is the five (5) year period ending on the Determination Date.

For Plan Years beginning after December 31, 2001, for purposes of determining the present values of accrued benefits and the amounts of Account Balances as of a Determination Date, the present values of accrued benefits and the amounts of Account Balances of an Employee as of the Determination Date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under Code § 416(g)(2) during the one-year period ending on the Determination Date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Code § 416(g)(2)(A)(i). In the case of a distribution made for a reason other than Separation from Service, death or Disability, this provision shall be applied by substituting “five-year period” for “one-year period.” The accrued benefits and Accounts of any individual who has not performed Services for the Company during the one-year period ending on the Determination Date shall not be taken into account. Matching contributions, if any, shall be taken into account for purposes of satisfying the minimum contribution requirements of Code § 416(c)(2) and the Plan. The preceding sentence shall apply with respect to matching contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the average contribution percentage test and other requirements of Code § 401(m).

d. “Key Employee” means, as of any Determination Date, any Employee or former Employee (or Beneficiary of such Employee) who, for any Plan Year in the Determination Period: (1) has Compensation in excess of 50 percent of the dollar amount prescribed in Code § 415(b)(1)(A) (relating to defined benefit plans) and is an officer of the Company, (2) has Compensation in excess of the dollar amount prescribed in Code § 415(c)(1)(A) (relating to defined contribution plans) and is one of the Employees owning the ten largest interests in the Company, (3) is a more than 5 percent owner of the Company; or (4) is a more than 1 percent owner of the Company and has Compensation of more than $150,000. The constructive ownership rules of Code § 318 (or the principles of that section, in the case of an unincorporated Company,) will apply to determine ownership in the Company. The number of officers taken into account under clause (1) will not exceed the greater of 3 or 10 percent of the total number (after application of the Code § 414(q)(8) exclusions) of Employees, but no more than 50 officers.

For any Plan Year beginning after December 31, 2001, Key Employee means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the Determination Date was an officer of the Company having annual Compensation greater than $130,000 (as adjusted under Code § 416(i)(l) for Plan Years beginning after December 31, 2002), a 5 percent owner of the Company or a 1 percent owner of the Company having annual Compensation of more than $150,000. For this purpose annual Compensation means Compensation within the meaning of Code § 415(c)(3). The Plan Administrator will make the determination of who is a Key Employee in accordance with Code § 416(i)(1) and the regulations under that Code section.

e. “Non-Key Employee” is an employee who does not meet the definition of Key Employee.

f. “Permissive Aggregation Group” is the Required Aggregation Group plus any other qualified plan maintained by the Company, but only if such group would satisfy in the aggregate the requirements of Code § 401(a)(4) and Code § 410. The Plan Administrator will determine the Permissive Aggregation Group.

g. “Required Aggregation Group” means: (1) each qualified plan of the Company in which at least one Key Employee participates at any time during the Determination Period; and (2) any other qualified plan of the Company which enables a plan described in clause (1) to meet the requirements of Code § 401(a)(4) or Code § 410.

12.3 TOP HEAVY MINIMUM ALLOCATION. The top-heavy minimum allocation requirement applies to the Plan only in a Plan Year for which the Plan is top heavy. If the Plan is top heavy in any Plan Year:

a. Each Non-Key Employee (as defined in Section 12.1.e.) who is a Participant and is employed by the Company on the last day of the Plan Year will receive a top heavy minimum allocation for that Plan Year.

b. The top heavy minimum allocation is the lesser of 3 percent of the Non-Key Employee’s Compensation for the Plan Year or the highest contribution rate for the Plan Year made on behalf of any Key Employee (as defined in Section 12.1.d.). However, if a defined benefit plan maintained by the Company which benefits a Key Employee depends on this Plan to satisfy the anti-discrimination rules of Code § 401(a)(4) or the coverage rules of Code § 410 (or another plan benefitting the Key Employee so depends on such defined benefit plan), the top heavy minimum allocation is 3 percent of the Non-Key Employee’s Compensation regardless of the contribution rate for the Key Employees

12.4 DETERMINING TOP-HEAVY CONTRIBUTION RATES. In determining under Section 12.2b. the highest contribution rate for any Key Employee, the Plan Administrator takes into account all Company contributions (including deferral contributions and including matching contributions, if any, but not including Company contributions to Social Security) and Forfeitures allocated to the Participant’s Account for the Plan Year, divided by his or her Compensation for the entire Plan Year. For purposes of satisfying the Company’s top-heavy minimum allocation requirement, the Plan Administrator disregards the elective deferrals and matching contributions, if any, allocated to a Non-Key Employee’s Account in determining the Non-Key Employee’s contribution rate. However, the Plan Administrator operationally may include in the contribution rate of a Non-Key Employee any matching contributions not necessary to satisfy the nondiscrimination requirements of Code § 401(k) or of Code § 401(m).

To determine a Participant’s contribution rate, the Plan Administrator must treat all qualified top-heavy defined contribution plans maintained by the Company (or by any Related Employer) as a single plan. If, for a Plan Year, there are no allocations of Company contributions or of Forfeitures for any Key Employee, the Plan does not require any top-heavy minimum allocation for the Plan Year, unless a top-heavy minimum allocation applies because of the maintenance by the Company of more than one plan.

12.5 SATISFACTION OF TOP-HEAVY MINIMUM. The Plan will satisfy the top-heavy minimum allocation requirement in accordance with the following requirements:

a. If the Company makes any necessary additional contribution to this Plan, the Plan Administrator first will allocate the Company contributions (the Forfeitures, if any) for the Plan Year in accordance with the provisions of Section 5.4. The Company then will contribute an additional amount for the Account of any Participant entitled under Section 12.3 to a top-heavy minimum allocation and whose contribution rate for the Plan Year, under this Plan and any other plan aggregated under this Section 12.4, is less than the top-heavy minimum allocation. The additional amount is the amount necessary to increase the Participant’s contribution rate to the top-heavy minimum allocation. The Plan Administrator will allocate the additional contribution to the Account of the Participant on whose behalf the Company makes the contribution.

b. If the Company makes the top-heavy minimum allocation under another plan, this Plan does not provide the top-heavy minimum allocation, and the Plan Administrator will allocate the annual Company contributions (and Forfeitures) under the Plan solely in accordance with the allocation method under Section 5.4.

ARTICLE 13

EXCLUSIVE BENEFIT, AMENDMENT, TERMINATION

13.1 EXCLUSIVE BENEFIT. Except as provided under Article V, the Company has no beneficial interest in any asset of the Trust Fund, and no part of any asset in the Trust Fund may ever revert to or be repaid to a Company, either directly or indirectly; nor prior to the satisfaction of all liabilities with respect to the Participants and their Beneficiaries under the Plan, may any part of the corpus or income of the Trust Fund, or any asset of the Trust, be (at any time) used for, or diverted to, purposes other than the exclusive benefit of the Participants or their Beneficiaries. However, if the Commissioner of Internal Revenue, upon the Company’s request for initial approval of this Plan, determines that the Trust created under the Plan is not a qualified trust exempt from Federal income tax, then (and only then) the Trustee, upon written notice from the Company, will return the Company’s contributions (and increment attributable to the contributions) to the Company. The Trustee must make the return of the Company contribution under this Section 13.1 within one (1) year of a final disposition of the Company’s request for initial approval of the Plan. The Plan and Trust shall terminate upon the Trustee’s return of the Company’s contributions.

13.2 AMENDMENT BY COMPANY. The Company has the right at any time and from time to time:

a. to amend this Agreement in any manner it deems necessary or advisable in order to qualify (or maintain qualification of) this Plan and the Trust created under it under the appropriate provisions of the Code § 401(a); and

b. to amend this Agreement in any other manner.

No amendment may authorize or permit any of the Trust Fund (other than the part which is required to pay taxes and administrative expenses) to be used or diverted to purposes other than for the exclusive benefit of the Participants or their Beneficiaries. No amendment may cause or permit any portion of the Trust Fund to revert to or become a property of the Company. The Company also may not make any amendment which affects the rights, duties or responsibilities of the Trustee, the Plan Administrator or the Committee without the written consent of the Trustee, the Plan Administrator or any affected member of the Committee.

An amendment (including the adoption of this Plan as a restatement of an existing plan) may not decrease a Participant’s Account Balance, except to the extent permitted under Code § 412(c)(8), and may not reduce or eliminate Protected Benefits determined immediately prior to the adoption date (or, if later, the effective date) of the amendment. An amendment reduces or eliminates Protected Benefits if the amendment has the effect of either (1) eliminating or reducing an early retirement benefit or a retirement-type subsidy (as defined in Treasury regulations), or (2) except as provided by Treasury regulations, eliminating an optional form of benefit. The Plan Administrator must disregard an amendment to the extent application of the amendment would fail to satisfy this paragraph. If the Plan Administrator must disregard an amendment because the amendment would violate clause (1) or clause (2), the Plan Administrator must maintain a schedule of the early retirement option or other optional forms of benefit the Plan must continue for the affected Participants.

The Company shall make all amendments in writing. Each amendment shall state the date to which it is either retroactively or prospectively effective.

13.3 DISCONTINUANCE. The Company has the right, at any time, to suspend or discontinue its contributions under the Plan, and to terminate, at any time, this Plan and the Trust created under this Agreement. The Plan will terminate upon the first to occur of the following:

a. the date terminated by action of the Company;

b. the date the Company shall be judicially declared bankrupt or insolvent, unless the proceeding authorized continued maintenance of the Plan; or

c. the dissolution, merger, consolidation or reorganization of the Company or the sale by the Company of all or substantially all of its assets, unless the successor or purchaser makes provision to continue the Plan, in which event the successor or purchaser shall substitute itself as the Company under this Plan. Any termination of the Plan resulting from this paragraph (c) is not effective until compliance with any applicable notice requirements under ERISA.

13.4 FULL VESTING ON TERMINATION. Upon either full or partial termination of the Plan, or, if applicable, upon the date of complete discontinuance of Company contributions to the Plan, an affected Participant’s right to his or her Account Balance is One Hundred Percent (100 percent) Vested, irrespective of the Vested percentage which otherwise would apply under Article VI.

13.5 MERGER/DIRECT TRANSFER. The Trustee may not consent to, or be a party to, any merger or consolidation with another plan, or to a transfer of assets or liabilities to another plan, unless immediately after the merger, consolidation or transfer, the surviving Plan provides each Participant an Account Balance equal to or greater than the Account Balance each Participant would have received had the Plan terminated immediately before the merger or consolidation or transfer. The Trustee possesses the specific authority to enter into merger agreements or direct transfer of assets agreements with the trustees of other retirement plans described in Code § 401(a), including an elective transfer, and to accept the direct transfer of plan assets, or to transfer plan assets, as a party to any such agreement.

The Trustee may accept a direct transfer of Plan assets on behalf of an Employee prior to the date the Employee satisfies the Plan’s eligibility conditions. If the Trustee accepts such a direct transfer of plan assets, the Plan Administrator and Trustee must treat the Employee as a Participant for all purposes of the Plan except the Employee is not a Participant for purposes of sharing in Company contributions or Forfeitures under Article V until he or she actually becomes a Participant in the Plan.

If the Plan receives a direct transfer (by merger or otherwise) of elective contributions (or amounts treated as elective contributions) under a Plan with a Code §§ 401(k) arrangement, the distribution restrictions of Code §§ 401(k)(2) and (10) continue to apply to those transferred elective contributions.

13.6 TERMINATION. The Company has established this Plan with the bona fide intention and expectation that it be permanent. However, it realizes that adverse business conditions or other circumstances beyond its control may make it impossible to continue its contributions as provided herein. Upon termination of the Plan, the distribution provisions of Article VII remain operative, with the following exceptions:

a. if the present value of the Participant’s Vested Account Balance does not exceed $1,000, the Committee will direct the Trustee to distribute the Participant’s Vested Account Balance to him or her in lump sum as soon as administratively practicable after the Plan terminates; and

b. if the present value of the Participant’s Vested Account Balance exceeds $1,000, the Participant or the Beneficiary, in addition to the distribution events permitted under Article VII, may elect to have the Trustee commence distribution of his or her Vested Account Balance as soon as administratively practicable after the Plan terminates.

To liquidate the Trust, the Committee may purchase a deferred annuity contract for each Participant which protects the Participant’s distribution rights under the Plan, if the Participant’s Vested Account Balance exceeds $1,000 and the Participant does not elect an immediate distribution pursuant to paragraph b.

In lieu of the preceding provisions of this Section 14.6 and the distribution provisions of Article VII, the Committee will direct the Trustee to distribute each Participant’s Vested Account Balance, in lump sum, as soon as administratively practicable after the termination of the Plan, irrespective of the present value of the Participant’s Vested Account Balance and without requirement of the Participant’s consent to that distribution. This paragraph does not apply if: (a) the Plan provides an annuity option; or (2) as of the period between the Plan termination date and the final distribution of assets the Company maintains any other defined contribution plan (other than an ESOP).

If the Committee is unable to locate any Participant or Beneficiary whose Account becomes distributable upon Plan termination, the Committee will apply Section 10.12.b.

The Trust shall continue until the Trustee in accordance with the direction of the Committee has distributed all of the benefits under the Plan. On each Valuation Date, the Committee will credit any part of a Participant’s Account Balance retained in the Trust with its proportionate share of the Trust’s income, expenses, gains and losses, both realized and unrealized. Upon termination of the Plan, the amount, if any, in a suspense account under Article V will revert to the Company, subject to the conditions of the Treasury regulations permitting such a reversion. A resolution or amendment to freeze all future benefit accrual but otherwise to continue maintenance of this Plan is not a termination for purposes of this Section 14.6.

ARTICLE XIV

MISCELLANEOUS

14.1 EVIDENCE. Anyone required to give evidence under the terms of the Plan may do so by certificate, affidavit, document or other information which the person to act in reliance may consider pertinent, reliable and genuine, and to have been signed, made or presented by the proper party or parties. Both the Plan Administrator and the Trustee are fully protected in acting and relying upon any evidence described under the immediately preceding sentence.

14.2 NO RESPONSIBILITY FOR COMPANY ACTION. Neither the Trustee nor the Plan Administrator has any obligation nor responsibility with respect to any action required by the Plan to be taken by the Company, any Participant or eligible Employee, nor for the failure of any of the above persons to act or make any payment or contribution, or to otherwise provide any benefit contemplated under this Plan. Furthermore, the Plan does not require the Trustee or the Plan Administrator to collect any contribution required under the Plan, or determine the correctness of the amount of any Company contribution. Neither the Trustee nor the Plan Administrator need inquire into or be responsible for any action or failure to act on the part of the others. Any action required of the Company must be by its Board of Directors or its designate.

14.3 FIDUCIARIES NOT INSURERS. The Trustee, the Committee and the Company in no way guarantee the Trust Fund from loss or depreciation. The Company does not guarantee the payment of any money which may be or becomes due to any person from the Trust Fund. The liability of the Committee and the Trustee to make any payment from the Trust Fund at any time and all times is limited to the then available assets of the Trust.

14.4 WAIVER OF NOTICE. Any person entitled to notice under the Plan may waive the notice.

14.5 SUCCESSORS. The Plan is binding upon all persons entitled to benefits under the Plan, their respective heirs and legal representatives, upon the Company, its successors and assigns, and upon the Trustee, the Committee and their successors.

14.6 STATE LAW. The Plan shall be deemed to have been made in Iowa, and all questions arising with respect to the provisions of this Plan and any and all performance thereunder, or breach thereof, shall be interpreted, governed and construed pursuant to the laws of Iowa, except to the extent Federal statute supersedes Iowa law; and the Trustee and Participants under the Plan consent that Iowa shall be the forum where any cause of action arising under the Plan shall be instituted.

14.7 EMPLOYMENT NOT GUARANTEED. Nothing contained in this Plan, or with respect to the establishment of the Trust, or any modification or amendment to the Plan or Trust, or in the creation of any Account, or the payment of any benefit, gives any Employee, Participant or any Beneficiary any right to continue employment, any legal or equitable right against the Company, or Employee of the Company, or against the Trustee, or its agents or employees, or against the Committee, except as expressly provided by the Plan, the Trust, ERISA or by a separate agreement.

IN WITNESS WHEREOF, the parties hereto have caused these presents to be executed as of the date and year first above written.

MIDWESTONE FINANCIAL GROUP, INC.

By:	/s/ Charles Howard
Charles Howard, Chief Executive Officer

MIDWESTONE BANK, TRUSTEE

By:	/s/ Sherry Mattson
Sherry Mattson, Vice President

STATE OF IOWA	)
)SS:
COUNTY OF MAHASKA	)

On this          day of November, 2006, before me, a Notary Public in and for the State of Iowa, personally appeared                     and                     , to me personally known, who, being by me duly sworn, did say that they are the President and Secretary, respectively, of MidWestOne Financial Group, Inc., an Iowa corporation; that the corporation is without corporate

seal; that said instrument was signed on behalf of said corporation by authority of its Board of Directors; and                     and                     , as such officers, acknowledged the execution of said instrument to be the voluntary act and deed of said corporation by it and by them voluntarily executed.

Given under my hand and seal of office, this          day of November, 2006.

Notary Public in and for the State of Iowa

STATE OF IOWA	)
)SS:
COUNTY OF MAHASKA	)

On this          day of November, 2006, before me, a Notary Public in and for the State of Iowa, personally appeared                     , to me personally known, who, being by me duly sworn, did say that he/she is a                      of MidWestOne Bank, N.A.; that said instrument was signed on behalf of said Bank by authority of its Board of Directors; and                     , as such officer, acknowledged the execution of said instrument to be the voluntary act and deed of said corporation by it and by                      voluntarily executed.

Given under my hand and seal of office, this          day of November, 2006.

Notary Public in and for the State of Iowa